JMB INCOME PROPERTIES, LTD. - XII

                            EXHIBIT - 4B
                ------------------------------------


                        AMENDED AND RESTATED
                           PROMISSORY NOTE


$24,970,148.38                               Los Angeles, California

LOAN NO.:  7 501 241                                October 30, 1995


      FOR VALUE RECEIVED, the undersigned, JMB ENCINO PARTNERSHIP, a California general partnership ("Maker"), having an address at 900 Michigan Avenue, Chicago, Illinois, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and it successors and assigns who become holders of this Promissory Note (the "Note") are hereinafter collectively referred to as ("Holder"), to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan No. 7 501 241, or at such other place as Holder, may from time to time designate, the principal sum of Twenty Four Million Nine Hundred Seventy Thousand One Hundred Forty Eight and 38/100ths Dollars ($24,970,148.38), together with interest thereon from the date funds are first disbursed hereunder until paid at a rate per annum equal to the Interest Rate (as hereinafter defined). For the first payment due under the loan, interest shall be calculated on the basis of 365-day year and the actual number of days in each month. Thereafter, interest shall be calculated on the basis of a 360-day year and 30-day month; except with respect to partial months in which case interest shall be calculated on the basis of the actual number of days in the year and the actual number of days elapsed in the period during which it accrues, in accordance with the terms and conditions set forth below.

      This Note amends and restates that certain Fixed Monthly Payment Note, Including Interest, Secured by Deed of Trust (the "Original Note") in the face principal amount of $30,000,000.00, dated November 2, 1987, executed by Maker and payable to Lender. The stated principal amount of this Note equals the principal balance of the Original Note less the prior payments of principal by Maker, including a $4,000,000.00 payment made pursuant to this certain First Extension and Amendment to Loan Documents (the "Modification") dated of even date and executed by Maker and Prudential, made as a condition of the effectiveness of this Note. All references in the Loan Documents (as defined below) to the Note shall, from and after the Effective Date (as defined below) mean and refer to this Note.

      1. DEFINITIONS. For the purpose of this Note, the following terms shall have the meanings set forth below; certain other terms are defined where they appear in this Note:

           (a) "DEED OF TRUST" means that certain Deed of Trust, Security Agreement, and Assignment of Leases and Fixture Filing, dated November 2, 1995, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary" and recorded in the Official Records of Los Angeles County, California, on November 2, 1987, as Instrument No. 87-1755004, as amended by that certain First Amendment to Deed of Trust of even date executed by Maker and Prudential.

           (b) "DISCOUNT RATE" means the interest rate, which when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

           (c)  "EFFECTIVE DATE" means November 1, 1995.

           (d) "INTEREST RATE" means a rate of interest per annum of Eight and Sixty Seven One Hundredths percent (8.67%).

           (e) "LOAN DOCUMENTS" means this Note, the Deed of Trust, and all other documents, with the exception of that certain Hazardous Substances Remediation and Indemnification Agreement of even date herewith (the "Remediation and Indemnification Agreement") executed by Maker in favor of Holder, now or hereafter governing, securing or evidencing the indebtedness evidenced by this Note or any portion of such indebtedness.

           (f)  "LOAN" means the loan evidenced by this Note.

           (g) "MATURITY DATE" means that date which is the first (1st) day of November, 1997.

           (h) "PREPAYMENT AMOUNT" means the amount of the Principal Balance prepaid on a Prepayment Date.

           (i) "PREPAYMENT DATE" means any date, prior to the Maturity Date, upon which all or any portion of the Principal Balance is prepaid.

           (j) "PREPAYMENT PREMIUM" shall have the meaning set forth in Paragraph 6(a) hereof.

           (k) "PRESENT VALUE OF THE LOAN" means the present value, discounting from a Prepayment Date at the Discount Rate, of all payments of principal and interest which would have been payable on the Prepayment Amount from the Prepayment Date through and including the Maturity Date.

           (l) "PRINCIPAL BALANCE" means the outstanding principal balance of this Note from time to time outstanding.

           (m) "SECONDARY INTEREST RATE" means a rate of interest equal to twelve percent (12%) per annum.

           (n) "TREASURY RATE" means the interest rate, conclusively determined by Holder on the Prepayment Date equal to the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates ("Release H.15"). The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

      2. PAYMENTS. Maker shall make payments of principal and interest due under the Original Note through and including October 1, 1995, in accordance with the terms of the Original Note. No later than the Effective Date, Maker shall make a payment of $4,000,000.00 (the "Paydown") to be applied to payment of principal under the Original Note.

           Subject to the provisions of the first paragraph of the Note with respect to the calculation of the first payment hereunder, on November 15, 1995, a payment of interest only shall be due and payable equal to the sum of (a) interest at the interest rate specified in the Original Note on the outstanding principal balance of the Original Note from and including October 1, 1995, through and including the date upon which Holder receives the Paydown plus (b) interest at the Interest Rate on the outstanding Principal Balance from and including the day after the day upon which Holder receives the Paydown through and including November 14, 1995. Commencing on December 15, 1995 and continuing on the fifteenth day of each calendar month thereafter through and including the fifteenth day of October 1997, monthly installments of principal and interest in the amount of $209,077.05 shall be due and payable with the entire unpaid Principal Balance plus accrued interest and other amounts payable under the Loan Documents being due and payable on the Maturity Date.

      3. TREATMENT OF PAYMENTS. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (including U.S., state or local income taxes) imposed on Maker, which amounts shall be paid by Maker.

Payments from Maker to Holder under this Note shall be applied first to the payment of any expense reimbursements under the Loan Documents, any Per Diem Late Charges or Late Charges (each as hereinafter defined) and any Prepayment Premium due thereon, in such order as Holder shall determine, then to accrued and unpaid interest, with the remainder to be applied to the Principal Balance.

      4.  PER DIEM LATE CHARGES, LATE CHARGES AND SECONDARY INTEREST.

          (a) If Maker fails timely to pay any sum due and payable under this Note on or before the date due, a late charge equal to One Hundred Dollars ($100) per day (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from and including the first day following the date such payment was due to and including the date upon which such payment is made; provided, however, that notwithstanding the foregoing, if such payment, together with all accrued Per Diem Late Charges, is not make on or before the fifteenth (15th) day following the date due, a late charge equal to four cents ($.04) for each dollar ($1.00) of each such late payment (the "Late Charge") shall be immediately due and payable. The Late Charge shall be in lieu of the Per Diem Late Charges that shall have accrued during the immediately preceding fifteen (15) day period. Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Per Diem Late Charges or, if applicable, the Late Charge represent fair and reasonable estimates, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Holder agrees to comply with Section 2954.5 of the California Civil Code with respect to the giving of notice prior to imposing a Per Diem Late Charge or Late Charge, as such Section or a successor Section may now or hereafter be in effect. Acceptance of any Per Diem Late Charge or Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

      (b) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to it loss of use of money due to and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, if Holder elects, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the indebtedness evidenced by this Note; and in the event of such election by Holder, Holder shall waive any Late Charge or Per Diem Late Charge and to the extent the same were paid by Maker shall be credited against the payment due at the Secondary Interest Rate.

      5.  EVENT OF DEFAULT AND SECONDARY INTEREST.

          (a) The occurrence of an "Event of Default" under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of default (including without limitation the failure of the Maker to observe the provisions of paragraph 27 of the Deed of Trust, Holder, at its option may cause the Principal Balance together with all unpaid accrued interest, any Prepayment Premium (as hereinafter defined) and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing ("Acceleration Notice"); and in the event of such election by Holder, Holder shall waive any late charge or per diem late charge.

          (b) Maker agrees that from and after the delivery of an Acceleration Notice pursuant to Paragraph 5(a) hereof, interest at the Secondary Interest Rate shall accrue on the Principal Balance and all unpaid accrued interest and other sums evidenced or secured by this Note or any Loan Documents.

      6.  PREPAYMENT.

          (a) If for any reason (other than the application by Holder of insurance or condemnation proceeds to paydown the Loan) the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to July 1, 1997, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the related principal prepayment and any unpaid accrued interest, a prepayment charge (the "Prepayment Premium") equal to the greater of:

                 (1) the product of (x) one percent (1%) of the Principal Balance being prepaid multiplied by (y) a fraction, the numerator of which is the number of full months remaining until the Maturity Date as of the Prepayment Date and the denominator of which is the number of full months comprising the term of the Loan; or

                 (2) the Present Value of the Loan less the sum of (x) the portion of the Principal Balance being prepaid, and (y) unpaid accrued interest, if any.

          (b) Notwithstanding anything to the contrary contained herein, if for any reason the Principal Balance or any portion thereof is prepaid voluntarily by Maker on or after July 1, 1997 there shall be not prepayment penalty, charge or fee due whatsoever with respect to such prepayment.

          (c) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium, if any, as calculated above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents.

          (d) Maker agrees that such Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; and by initialing this provision in the space provided below, Maker hereby declares that Holder's agreement to enter into this transaction on the terms set forth in this Note and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Maker for this agreement. Such Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amount provided to be paid hereunder. Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury obligations as a condition to receiving the Prepayment Premium.


                              INITIALS OF MAKER:

      7. SECURITY. This Note is secured, among other security, by the Deed of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

      8. HOLDER'S RIGHTS; NO WAIVER BY HOLDER. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the indebtedness evidenced hereby or by virtue of any statute or rule of law, including, but not limited to, the

California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Beneficiary (as defined in the Deed of Trust) to proceed against any person or to pursue any remedy in Holder's power.

      9.  MAKER'S WAIVERS.

          (a) Maker hereby waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any person or persons. Maker expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution or the laws of the United States or of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.


          (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Maker, Holder or any other person relating to (i) the indebtedness evidenced by this Note, or (ii) the Loan Documents. Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury. In no event, however, shall Holder (nor any successor or assignee of Holder) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Maker to third parties pursuant to the foregoing. Any document, agreement or instrument executed by Holder with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Maker set forth in Paragraph 32 of the Deed of Trust.

          (c) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason, a prepayment of any or all of this
Note is made, whether voluntarily or upon or following any acceleration of the Maturity Date of this Note by the Holder, then Maker shall pay, concurrently therewith, the Prepayment Premium if any, due pursuant to Paragraph 6 hereof. By initialling this provision in the space provided below, Maker hereby declares that Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.

                          INITIALS OF MAKER:

      10. TRANSFERS BY HOLDER. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder without the prior consent of Maker.

      11. AMENDMENT. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

      12. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

      14. AUTHORITY. Each partnership, corporation or other entity executing this Note states that it is duly authorized to execute and deliver this Note on behalf of said entity, in accordance with duly and regularly adopted existing authority and, if necessary, resolution of the governing body of such organization, and that this Note is binding upon said entity in accordance with its terms.

      15. TIME. Time is of the essence with respect to each and every term and provision of this Note.

      16. USURY. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

      17. NOTICES. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in the Deed of Trust.

      18. ATTORNEYS' FEES. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note, whether or not suit is filed.

      19. LIMITATION ON PERSONAL LIABILITIES.

          (a) Except as expressly set forth in paragraph 19(b) below, the recourse of Holder with respect to the obligations evidenced by this Note or set forth in any Loan Document shall be solely to the Property (as defined in the Deed of Trust) and, accordingly, except as expressly set forth in Paragraph 9(b) below, the obligations evidenced by the Note or set forth in the Loan Documents are non-recourse to anything other that the Property.

          (b) Notwithstanding anything to the contrary contained in this Note or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder:

                 (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder's foreclosure on the Property or any portion thereof;

                 (ii) to recover from Maker damages or costs (including without limitation reasonable attorneys' fees) incurred by Holder as a result of intentional waste of the Property by Maker;

                 (iii)to recover from Maker any condemnation or insurance proceeds attributable to the Property received by Maker which were not paid to Holder or used to restore the Property in accordance with the terms of the Deed of Trust;

                 (iv) to recover from Maker any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker following an Event of Default and not properly applied to the reasonable fixed and operating expenses and other proper expenses of ownership of the Property, including payments of the Loan;

                 (v) to recover from Maker any loss or damage suffered by Holder by reason of the Property being transferred in violation of
Section 38.9 of the Deed of Trust and such transfer results in the Loan being a non-exempt prohibited transaction under ERISA; and in such case, Maker fails to unwind or reverse the sale, conveyance, assignment, disposition or transfer within thirty (30) days following written notice from Holder;

                 (vi) to exercise any other specific rights or remedies afforded Holder under any provisions of the Loan Documents or at law or in equity provided that this clause (vi) shall not permit Holder to pursue any action for a deficiency after a foreclosure or seek any other recovery based on personal liability except to the extent that Maker may have personal liability under a provision of this Section 19(b) other than this clause 19(b)(vi);

                 (vii)to recover under that certain Guaranty of Payment dated October 29, 1987, executed by Encino Plaza in favor of Prudential;

                 (viii) to pursue any personal liability of Maker under the Remediation and Indemnification Agreement;

                 (ix) to recover from Maker damages or costs incurred by Holder as a result of any breach or violation of paragraph 27 of the Deed of Trust (provided that in a case where Maker demonstrates to the sole satisfaction of Lender that such sale, conveyance, assignment or transfer shall have been unintentional, Maker shall have thirty (30) days following written notice from Lender to unwind or reverse the sale, conveyance, assignment or transfer); and

                 (x) to recover from Maker damages or costs incurred by Holder as a result of any actionable fraud or intentional misrepresentation by Maker in connection with the Property, the Loan Documents or the Loan.

          (c) The agreement contained in this Paragraph 19 to limit the personal liability of Maker shall become null and void and of no further force or effect in the event that the Property or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Maker shall be personally liable for repayment but only to the extent of the dollar amount that Maker is personally liable with respect to the additional encumbrance (provided, however, a letter of credit given to such subordinate mortgagee as additional collateral shall not cause the obligation secured thereby to be deemed recourse and provided further that this clause (c) shall not apply to liability which is recourse only under one or more conditions substantially similar to Section 19(b) and (c) of the Note unless recourse liability actually occurs under said voluntary lien);


          (d) Notwithstanding anything to the contrary contained herein, Holder's recourse shall be limited to the assets owned by Encino Plaza, JMB Income Properties, Ltd. - XII, an Illinois limited partnership, and/or JMB Income Properties, Ltd. - XIII, an Illinois limited partnership. Without limitation on the preceding sentence, in no event shall any of JMB Realty Corporation, a Delaware corporation ("JMB Corp.") Income Partners - XII, and Illinois limited partnership, Income Associates - XII an Illinois limited partnership, Income Associates - XIII, an Illinois general partnership, JMB Properties - XIII, Inc., an Illinois corporation, or any other person or entity which is now or hereafter a partner in JMB Income Properties, Ltd. - XII or JMB Income Properties, Ltd. - XIII, or any officer, employee or director of any of them, have any personal liability, directly or indirectly, under or in connection with this Note or any other document or instru-ment evidencing, securing or executed in connection with the Loan.

      For purposes of the Note and the Loan Documents, neither the negative capital account of any constituent partner and Maker, nor any obligation of any constituent partner and Maker, to restore a negative capital account or to contribute capital to Maker, or to other constituent partners and Maker, shall be deemed at any time to be the property or an asset of Maker, or any such other constituent partner (and neither Holder nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute). As used herein, a constituent partner in Maker means a partner in Maker or in any partnership that has a direct or indirect interest (through one or more partnerships) in Maker.

      IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered effective as of the date first written above.

                           MAKER:

                           JMB ENCINO PARTNERSHIP
                           a California general partnership

                           By:  JMB FIRST FINANCIAL ASSOCIATES
                                Its general partner


                                By:   JMB INCOME PROPERTIES
                                      LTD. - XII
                                      Its general partner, and

                                    By:  JMB REALTY CORPORATION
                                         Its general partner

                                      By:   K. Jay Weaver
                                            (PRINTED NAME AND TITLE)



Accepted and Approved:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA,
a New Jersey corporation


By:   Carol Weiss
      Its Vice President

                  FIRST EXTENSION AND AMENDMENT TO
                           LOAN DOCUMENTS

                        (LOAN NO. 7 501 241)



      This FIRST EXTENSION AND AMENDMENT TO LOAN DOCUMENTS ("Amendment") is made and entered into as of October 30, 1995, by and between JMB ENCINO PARTNERSHIP, a California general partnership ("Borrower"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation organized and existing under the laws of the State of New Jersey ("Lender").


                  RECITALS AND CERTAIN DEFINITIONS

           A. Lender has previously made a loan (the "Loan") to Borrower in the principal amount of $30,000,000.00.

           B. The Loan is evidenced by that certain Fixed Monthly Payment Note, Including Interest Secured by Deed of Trust dated November 2, 1987, in the original principal amount of $30,000,000.00 (the "Note").

           C. The Note is secured by, among other things, that certain Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing (the "Deed of Trust") dated as of November 2, 1987, executed by Borrower as "Trustor," and naming Chicago Title Insurance, as "Trustee," and Lender as "Beneficiary," and recorded on November 2, 1987, as Instrument No. 87-1755004 in the Official Records of Los Angeles County, California (the "Official Records") which is a first lien on certain property (the "Property") described therein.

           D. In connection with the Loan, Borrower also executed in favor of Lender (a) an Assignment of Lease dated November 2, 1987, (the "Assignment of Leases"), and recorded on November 2, 1987, as Instrument No. 87-1755005 in the Official Records, pursuant to which Borrower assigned the leases and rents and (b) a Security Agreement (the "Security Agreement") dated November 2, 1987.

           E. The entire unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon, is due and payable on November 1, 1995.

           F. In connection with the Loan, ENCINO PLAZA, a California general partnership ("Guarantor") executed a Guaranty of Payment (the "Guaranty") in favor of Lender.

           G. Borrower and Lender desire to amend the Note, the Deed of Trust, the Assignment of Leases, the Security Agreement and the other documents evidencing, securing and relating to the Loan (the "Loan Documents"), among other things, to extend the maturity date of the Loan, all on the terms and conditions set forth in this Amendment.

        NOW, THEREFORE, Borrower and Lender agree as follows:

           1. AMENDMENT OF LOAN DOCUMENTS. Subject to the satisfaction, or express written waiver by Lender, of the conditions precedent set forth in Section 2, below, on or prior to November 1, 1995, the Loan Documents are hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents.

           1.1. AMENDMENTS TO NOTE. The Note is amended and restated in its entirety as provided in Exhibit "A" hereto (the "Amended Note"). Concurrently with Lender's receipt of the duly executed Amended Note and satisfaction of the conditions in Section 2, below, Lender shall deliver the Note to Borrower marked "superseded."

           1.2. AMENDMENTS TO ASSIGNMENT OF LEASES. The Assignment of Leases is amended and restated in its entirety as provided in Exhibit "B" hereto (the "Amended Assignment").

           1.3. AMENDMENTS TO SECURITY AGREEMENT. The Security Agreement is amended to add to the definition of the "Collateral" all of the personal property described in the UCC-1 Financing Statement executed by Borrower of even date herewith which is hereby incorporated herein by this reference. Borrower hereby grants to Lender a security interest in the Collateral (as defined in the Security Agreement, as amended by this Section 1.3) on the terms and conditions contained in the Security Agreement.

           1.4. SECURITY DOCUMENTS. The Deed of Trust and the other documents given to secure the Note (the "Security Documents") shall secure, in addition to any other obligations now or hereafter secured thereby, Borrower's obligations to Lender under: (i) the Note and all other Loan Documents, as amended or otherwise supplemented pursuant to this Amendment and (ii) this Amendment, as amended or otherwise modified from time to time in writing by Borrower and Lender. The Security Documents, however, do NOT secure the Environmental Indemnity (as defined below).

           1.5. LOAN DOCUMENTS. The term "Loan Documents" as used in this Amendment and all other Loan Documents, means, collectively, the Note, the Deed of Trust, the Modification

Documents (defined in Section 2.1, below) (including this Amendment), and all other agreements, contracts and other instruments and documents now or hereafter executed by Borrower with or in favor of Lender and required by Lender to further evidence or secure the Loan, other than the Environmental Indemnity.

           2.    CONDITIONS PRECEDENT.  The effectiveness of this
Amendment is subject to the satisfaction, or waiver by Lender, of the following conditions precedent:

           2.1. Receipt and approval by Lender of the following documents (the "Modification Documents") each in form and substance satisfactory to Lender and each fully executed:

                 (a) two originals of this Amendment;

                 (b) one original of the Amended Note;

                 (c) one original of a recordable First Amendment to Deed of Trust in form and substance satisfactory to Lender and Borrower (the "First Amendment to Deed of Trust");

                 (d) one original of a recordable Amended Assignment;

                 (e) one original of a Hazardous Substances Remediation and Indemnification Agreement in form and substance satisfactory to Lender and Borrower (the "Environmental Indemnity");

                 (f) one original of an affirmation of the Guaranty in form and substance satisfactory to Lender and Guarantor;

                 (g) two UCC-1 Financing Statements (the "Financing Statements") in form for filing in California and Illinois and a UCC Fixture Filing (the "Fixture Filing");

                 (h) documents pursuant to which the execution and performance of the Modification Documents are authorized by entities other than Lender; and

                 (i) any and all documents and agreements which are required pursuant to this Amendment.

           2.2. The issuance by Chicago Title Insurance Company (the "Title Company"), and Lender's receipt, for attachment to the Title Company's Policy of Title Insurance No. 8759665-73 (the "Title Policy"), of CLTA Indorsement 110.5, insuring the priority and validity of the Deed of Trust as modified by the First Amendment to Deed of Trust as a first and valid lien upon the Property, subject only to such exceptions as have been approved by Lender in writing and a CLTA Indorsement No. 103.5.

           2.3. Payment by Borrower of all fees and charges and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including without limitation title insurance costs, recording fees, reasonable attorneys' fees, engineers' and inspection fees, and documentation costs and charges, excluding costs for services furnished by Lender's employees and the cost of any appraisal.

           2.4. The First Amendment to Deed of Trust, the Amended Assignment and the Fixture Filing shall have been recorded in the Official Records.

           2.5. The representations and warranties contained in this Amendment shall be true and correct in all material respects.

           2.6. No default under the Note or any other Loan Document ("Event of Default") shall remain uncured and no event shall have occurred, which, with the giving of notice or the passage of time or both, could constitute an Event of Default.

           2.7. Delivery of current searches of all Uniform Commercial Code Financing Statements which may have been filed in any applicable governmental offices in California and Illinois against Borrower, as debtor, showing no Uniform Commercial Code filings or Financing Statements affecting Borrower, except for statements or filings showing Lender as the secured party.

           2.8. Borrower shall have paid to Lender $4,000,000.00 to be applied to the reduction of the outstanding principal balance of the Note.

           2.9. Borrower shall have delivered to Lender, and Lender shall have approved, a certified rent roll for the Property and a copy of each lease affecting the Property not previously delivered to Lender, certified by Borrower as being a true, complete and correct copy of such lease.

           2.10. The Financing Statements shall have been filed in the appropriate places in California and Illinois.

           2.11. Delivery of a customary opinion of Borrower's counsel as to the due authorization, execution, delivery and enforceability of the Modification Documents and the compliance of the Loan with the laws governing usury, in form and substance satisfactory to Lender.

           3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants and agrees to and with Lender as follows:

           3.1. Neither the execution, delivery or performance by Borrower of this Amendment or the Modification Documents, nor compliance by Borrower with the terms and provisions of this Amendment or any Modification Documents (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree or any court or governmental instrumentality affecting or applicable to Borrower or the premises, or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, of constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement of any other agreement, contract or instrument to which Borrower is a party or by which it may be subject; or (iii) will violate or conflict with the organizational documents of Borrower.

           3.2. Borrower is not legally obligated to obtain any order, consent, approval, license, authorization or validation of any governmental or public body or authority, or any subdivision thereof, to authorize (i) the execution, delivery and performance of this Amendment or any other Modification Documents, or (ii) the legality, validity, binding effect or enforceability of this Amendment or any other Modification Documents, except to the extent any Modification Documents need to be filed or recorded to evidence the restructured security interest of Lender in the Property.

           3.3.  There are no     actions, suits or proceedings pending
or, to the actual knowledge of Borrower, threatened against the Property or Borrower which may materially and adversely affect (i) the enforceability or priority of the Loan Documents; (ii) the ability of Borrower to perform its obligations under this Amendment or the Loan Documents; or (iii) the business, operations, property, assets, condition (financially or otherwise) or prospects of Borrower with respect to the Property. As used in this Amendment, "actual knowledge of Borrower" means the present actual knowledge of Mr. K. Jay Weaver and Andrea Backman, without investigation or inquiry, and Borrower represents and warrants to Lender that (a) the foregoing persons are the officers or employees of Borrower who are likely to have, in Borrower's good faith belief, any material knowledge of the Property, and (b) Andrea Backman is the portfolio manager for the Property and is one person who is primarily responsible for administering Borrower's interest in the Property.

           3.4. To Borrower's actual knowledge, all factual information contemporaneously furnished by Borrower in writing to Lender (including, without limitation, all information contained herein) for purposes of or in connection with the Loan, the Property, this Amendment or the Modification Documents is, and all other such factual information hereafter furnished by or on behalf of Borrower in writing to Lender which is certified by Borrower will be, true and accurate in all material respects on the date as of which such information is dated or certified and will not omit to state any fact necessary to make such information not materially misleading at such time in light of the circumstances under which such information was provided.

           3.5. Except as disclosed to Lender in writing prior to the date hereof, to Borrower's actual knowledge, Borrower's operation of the Premises is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including but not limited to the (a) Americans with Disabilities Act (and including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) and (b) Los Angeles Municipal Code Section 91.8908, except such noncompliance as would not, in the aggregate, have a material adverse effect on the business operations, property, assets, condition (financial or otherwise) or prospects of Borrower.

           3.6. Except as disclosed to Lender in writing prior to the date hereof, Borrower has not received any written notice from any insurance company of any defects or inadequacies in the Property which would materially and adversely affect the insurability of the Property or which would materially increase the cost of insuring the Property beyond that which is currently charged for the Property.

           3.7. To Borrower's actual knowledge, there has not been a commencement of any action involving the (a) condemnation of any portion of the Property, (b) condemnation or relocation of any material roadways abutting the Property, or (c) denial of access to the Property from any point of access to the Property; and to Borrower's actual knowledge, no governmental authority is contemplating any condemnation proceedings which could have an adverse effect on the use, occupancy or enjoyment of the Property.

           3.8. The financial statements (if any) delivered to Lender in connection with this Amendment accurately and fairly present the financial condition of Borrower as of the date prepared. No material adverse change has occurred in the financial condition of Borrower since the date thereof.

           3.9. Borrower has filed all required federal and local tax returns and paid all taxes due pursuant to said returns or any assessments against Borrower or the Property, including without limitation real property taxes and assessments. To Borrower's actual knowledge, no special assessments have been imposed and are outstanding against the Property, and to Borrower's actual knowledge, no such special assessments are contemplated by any governmental authority or other person or entity having jurisdiction over the Property.

           3.10. Borrower has not cause, permitted or suffered any material claims, liens or interests of any nature in, on or against the Property, in favor of any person or entity whatsoever, whether any such claim, lien or interest is prior to the lien and interest of Lender in the Property, except as otherwise set further in the Title Policy or as otherwise agreed to in writing by Lender.

           3.11. No brokerage fees or commissions are payable by or to any person claiming through Borrower or Borrower's activities in connection with this Amendment or the Modification Documents.

           3.12. Borrower is a duly formed and validly existing California general partnership with full power and authority to execute, deliver and perform its obligations under the Loan Documents and the Environmental Indemnity and conduct its business in California.

           3.13. The execution, delivery and performance of this Amendment and the other Modification Documents have been duly authorized by proper corporate actions or proceedings, and the Loan Documents and the Environmental Indemnity constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms (but as to enforceability, subject to laws relating to bankruptcy and enforcement of creditors' rights generally).

           3.14. To Borrower's actual knowledge, the Property has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, and means of access between the Premises and public streets for pedestrian and motor vehicles as required by applicable governmental regulations.

           3.15. To Borrower's actual knowledge, no building or other improvement on the Property encroaches upon any adjacent property, building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Property.

           3.16 To the actual knowledge of Borrower there are no defaults under any of the existing leases for occupancy of the Property that would have a material adverse impact on the operations of the Property.

           3.17. That neither Borrower, nor any partner of Borrower, nor any partner of such partner, has filed, nor has there been filed against any such party, a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any applicable federal state or other law, nor has a receiver, trustee or liquidator been appointed with respect to all or any substantial part of any such party's property.

           3.18 To Borrower's actual knowledge, (a) except in accordance with prudent business practices, and as reasonably necessary for the operation of the Property as it is currently being operated, (i) no Hazardous Materials (as defined in the Environmental Indemnity) exist on, under or about the Property in material violation of any Hazardous Materials Laws (as defined in the Environmental Indemnity), and (ii) no Hazardous Materials have at any time been transported to or from the Property or used, generated, manufactured, stored, released or disposed of on, under or about the Property in material violation of any Hazardous Materials Laws; (b) there are no current or threatened Hazardous Materials Claims (as defined in the Environmental Indemnity); and (c) there are not now located on or under and no storage tanks have ever been located on or under the Property in material violation of any Hazardous Materials Laws. In addition, Borrower and Lender agree that: (i) this Section is intended as Lender's written request for information (and Borrower's response) concerning the environmental condition of the real property security under the terms of California Code of Civil Procedure 726.5; and (ii) each representation and/or covenant in this Amendment, the Environmental Indemnity or any other Loan Document (together with any indemnity applicable to a breach of any such representation and/or covenant) with respect to the environmental condition of the Property is intended by Lender and Borrower to be an "environmental provision" for purposes of California Code of Civil Procedure 736.

           3.19. No lease for occupancy of the Property contains (a) any option to purchase or right of first refusal with respect to the Property, or (b) any indemnification by the landlord of the tenant for Hazardous Materials.

All representations and warranties provided herein will survive the execution of this Amendment.

           4. ESTOPPEL. Borrower hereby represents and warrants to Lender that (i) this Amendment, the Loan Documents, the Environmental Indemnity and the indebtedness and obligations they evidence or secure, are valid, binding and enforceable on and against Borrower in accordance with their respective terms, are in full force and effect, and are free from all defenses; and (ii) there are not set-offs against Lender with regard to this Amendment, the Modification Documents, the Environmental Indemnity or the Loan Documents nor any claims or counter-claims against Lender with respect to this Amendment, the Modification Documents, the Environmental Indemnity or the Loan Documents. Without limiting the generality of the foregoing, Borrower hereby acknowledges and agrees that there are no oral agreements or understandings between or among any of the parties hereto with respect to this Amendment, the Environmental Indemnity or the Loan Documents.

           5. WAIVER OF JURY TRIAL. LENDER AND BORROW HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, THE NOTE, THE ENVIRONMENTAL INDEMNITY OR ANY OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER OR BORROWER. THIS PROVISION IS MUTUALLY AGREED TO IN RECOGNITION OF THE COMPLEXITY OF THE LOAN AND THE MUTUAL DESIRE OF LENDER AND BORROWER TO AVOID DELAYS IN THE RESOLUTION OF DISPUTES INVOLVING THIS AMENDMENT. BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AMENDMENT.

           6.  NO AGREEMENT TO EXTEND OR MAKE FURTHER ADDITIONAL ADVANCES.

Nothing in this Amendment, or in any prior course of conduct, shall be construed to obligate Lender to make any future additional advances under the Loan or to otherwise increase the amount of the Loan or to extend the maturity of the Loan, and Borrower acknowledges that Lender has made no such agreement.

           7. FULL FORCE AND EFFECT. As amended by the Modification Documents, the Loan Documents and the Environmental Indemnity remain in full force and effect.

           8.  LIMITATION ON PERSONAL LIABILITIES.

               (a) Except as expressly set forth in paragraph 8(b) below, the recourse of Lender with the respect to the obligations evidenced by the Note or set forth in any Loan Document shall be solely to any and all security therefor (the

"Collateral") and, accordingly, except as expressly set forth in Paragraph 8(b) below, the obligations evidenced by the Note or set forth in the Loan Documents are non-recourse to anything other than the Collateral.

                 (b) Notwithstanding anything to the contrary contained in this Amendment or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Lender:

                 (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Lender's foreclosure on the Collateral or any portion thereof;

                 (ii) to recover from Borrower damages or costs
(including without limitation reasonable attorneys' fees) incurred by Lender a result of intentional waste of the Collateral by Borrower;

                 (iii)to recover from Borrower any condemnation or insurance proceeds attributable to the Collateral received by Borrower which were not paid to Lender or used to restore the Collateral in accordance with the terms of the Deed of Trust;

                 (iv) to recover from Borrower any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Collateral collected by or for Borrower following an Event of Default and not properly applied to the reasonable fixed and operating expenses and other proper expenses of ownership of the Collateral, including payments of the Loan;

                 (v) to recover from Borrower any loss or damage suffered by Lender by reason of the Collateral being transferred in violation of Section 38.9 of the Deed of Trust and such transfer results in the Loan being a non-exempt prohibited transaction under ERISA; and in such case, Borrower fails to unwind or reverse the sale, conveyance, assignment, disposition or transfer within thirty (30) days following written notice from the Lender;

                 (vi) to exercise any other specific rights or remedies afforded Lender under any provisions of the Loan Documents or at law or in equity provided that this clause (vi) shall not permit Lender to pursue any action for a deficiency after a foreclosure or to seek any other recovery based on personal liability except to the extent that Borrower may have personal liability under a provision of this Section 8(b) other than this clause 8(b) (vi);

                 (vii)to recover under that certain Guaranty of Payment dated October 29, 1987, executed by Encino Plaza in favor of Lender;

                 (viii) to pursue any personal liability of Borrower under the Environmental Indemnity;

                 (ix) to recover from Borrower damages or costs incurred by Lender as a result of any breach or violation of paragraph 27 of the Deed of Trust (provided that in a case where Borrower demonstrates to the sole satisfaction of Lender that such sale, conveyance, assignment or transfer shall have been unintentional, Borrower shall have thirty (30) days following written notice from Lender to unwind or reverse the sale, conveyance, assignment or transfer); and

                 (x) to recover from maker damages or costs incurred by Lender as a result of any actionable fraud or intentional misrepresentation by Borrower in connection with the Collateral, the Loan Documents or the Loan.

                 (c) The agreement contained in this Paragraph 8 to limit the personal liability of Borrower shall become null and void and of no further force or effect in the event that the Collateral or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Borrower shall be personally liable for repayment but only to the extent of the dollar amount that Borrower is personally liable with respect to the additional encumbrance (provided, however, a letter of credit given to such subordinate mortgagee as additional collateral shall not cause the obligation secured thereby to be deemed recourse and provided further that this clause (c) shall not apply to liability which is recourse only under one or more conditions substantially similar to Section 8(b) and
(c) of this Amendment unless recourse liability actually occurs under said voluntary lien);

                 (d) Notwithstanding anything to the contrary contained herein, Lender's recourse shall be limited to the assets owned by Encino Plaza, JMB Income Properties, Ltd. - XII, an Illinois limited partnership, and/or JMB Income Properties, Ltd. - XIII, an Illinois limited partnership.

Without limitation on the preceding sentence, in no event shall any of JMB Realty Corporation, a Delaware corporation ("JMB Corp."), Income Partners-XII, an Illinois limited partnership, Income Associates-XII, an Illinois limited partnership, Income Associates-XIII, an Illinois general partnership, JMB Properties-XIII, Inc., an Illinois corporation, or any other person or entity which is now or hereafter a partner in JMB Income Properties, Ltd.-XII or JMB Income Properties, Ltd.-XIII, or any officer, employee or director of any of them, have any personal liability, directly or indirectly, under or in connection with this Amendment or any other document or instrument evidencing, securing or executed in connection with the Loan.

           For purposes of the Amendment and the Loan Documents, neither the negative capital account of any constituent partner and Borrower, nor any obligation of any constituent partner and Borrower, to restore a negative capital account or to contribute capital to Borrower, or to other constituent partners and Borrower, shall be deemed at any time to be the Property or an asset of Borrower, or any such other constituent partner (and neither Lender nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

As used herein, a constituent partner in Borrower means a partner in Borrower or in any partnership that has a direct or indirect interest (through one or more partnerships) in Borrower.

           9. ESTOPPELS. Borrower shall use its reasonable efforts in a commercially reasonable manner to secure from tenants of the Property designated by Lender estoppel and subordination, nondisturbance and attornment agreements in form reasonably satisfactory to Lender.

           10. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same document.

           IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed as of the date first written above.

"Borrower":           JMB ENCINO PARTNERSHIP,
                      a California general partnership

                      By:  JMB FIRST FINANCIAL ASSOCIATES
                           Its general partner

                           By:   JMB INCOME PROPERTIES,
                                 LTD.-XII
                                 Its general partner, and

                                 By:  JMB REALTY CORPORATION
                                      Its general partner

                                 By:  K. Jay Weaver

                                      K. Jay Weaver
                                      [PRINTED NAME AND TITLE]



"Lender":             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,a
New Jersey corporation

                      By   Carol Weiss
                           Its Vice President

                             EXHIBIT "A"


                            AMENDED NOTE





















































                             EXHIBIT "A"








                        AMENDED AND RESTATED
                           PROMISSORY NOTE


$24,970,148.38                               Los Angeles, California

LOAN NO.:  7 501 241                                October 30, 1995



      FOR VALUE RECEIVED, the undersigned, JMB ENCINO PARTNERSHIP, a California general partnership ("Maker"), having an address at 900 Michigan Avenue, Chicago, Illinois, PROMISES TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential"), a New Jersey corporation authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Promissory Note (the "Note") are hereinafter collectively referred to as "Holder"), to Prudential at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 050-54-493, referencing Loan No. 7 501 241, or at such other place as Holder, may from time to time designate, the principal sum of Twenty Four Million Nine Hundred Seventy Thousand One Hundred Forty Eight and 38/100ths Dollars ($24,970,148.38), together with interest thereon from the date funds are first disbursed hereunder until paid at a rate per annum equal to the Interest Rate (as hereinafter defined). For the first payment due under the loan, interest shall be calculated on the basis of a 365-day year and the actual number of days in each month. Thereafter, interest shall be calculated on the basis of a 360-day year and 30-day month; except with respect to partial months in which case interest shall be calculated on the basis of the actual number of days in the year and the actual number of days elapsed in the period during which it accrues, in accordance with the terms and conditions set forth below.

      This Note amends and restates that certain Fixed Monthly Payment Note, Including Interest, Secured by Deed of Trust (the "Original Note") in the face principal amount of $30,000,000.00, dated November 2, 1987, executed by Maker and payable to Lender. The stated principal amount of this Note equals the principal balance of the Original Note less the prior payments of principal by Maker, including a $4,000,000.00 payment made pursuant to that certain First Extension and Amendment to Loan Documents (the "Modification") dated of even date and executed by Maker and Prudential, made as a condition of the effectiveness of this Note. All references in the Loan Documents (as defined below) to the Note shall, from and after the Effective Date (as defined below) mean and refer to this Note.

      1. DEFINITIONS. For the purpose of this Note, the following terms shall have the meanings set forth below; certain other terms are defined where they appear in this Note:

           (a) "DEED OF TRUST" means that certain Deed of Trust, Security Agreement, and Assignment of Leases and Fixture Filing, dated November 2, 1995, executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary" and recorded in the Official Records of Los Angeles County, California, on November 2, 1987, as Instrument No. 87-1755004, as amended by that certain First Amendment to Deed of Trust of even date executed by Maker and Prudential.

           (b) "DISCOUNT RATE" means the interest rate, which when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

           (c)   "EFFECTIVE DATE" means November 1, 1995.

           (d) "INTEREST RATE" means a rate of interest per annum of Eight and Sixty Seven One Hundredths percent (8.67%).

           (e) "LOAN DOCUMENTS" means this Note, the Deed of Trust, and all other documents, with the exception of that certain Hazardous Substances Remediation and Indemnification Agreement of even date herewith (the "Remediation and Indemnification Agreement") executed by Maker in favor of Holder, now or hereafter governing, securing or evidencing the indebtedness evidenced by this Note or any portion of such indebtedness.

           (f)   "LOAN" means the loan evidenced by this Note.

           (g) "MATURITY DATE" means that date which is the first (1st) day of November, 1997.

           (h) "PREPAYMENT AMOUNT" means the amount of the Principal Balance prepaid on a Prepayment Date.

           (i) "PREPAYMENT DATE" mean any date, prior to the Maturity Date, upon which all or any portion of the Principal Balance is prepaid.

           (j) "PREPAYMENT PREMIUM" shall have the meaning set forth in Paragraph 6(a) hereof.

           (k) "PRESENT VALUE OF THE LOAN" means the present value, discounting from a Prepayment Date at the Discount Rate, of all payments of principal and interest which would have been payable on the Prepayment Amount from the Prepayment Date through and including the Maturity Date.

           (l) "PRINCIPAL BALANCE" means the outstanding principal balance of this Note from time to time outstanding.

           (m) "SECONDARY INTEREST RATE" means a rate of interest equal to twelve percent (12%) per annum.

           (n) "TREASURY RATE" means the interest rate, conclusively determined by Holder on the Prepayment Date equal to the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates ("Release H.15"). The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

      2. PAYMENTS. Maker shall make payments of principal and interest due under the Original Note through and including October 1, 1995, in accordance with the terms of the Original Note. No later that the Effective Date, Maker shall make a payment of $4,000,000.00 (the "Paydown") to be applied to payment of principal under the Original Note.

           Subject to the provisions of the first paragraph of this Note with the respect to the calculation of the first payment hereunder, on November 15, 1995, a payment of interest only shall be due and payable equal to the sum of (a) interest at the interest rate specified in the Original Note on the outstanding principal balance of the Original Note from and including October 1, 1995, through and including the date upon which Holder receives the Paydown plus (b) interest at the Interest Rate on the outstanding Principal Balance from and including the day after the day upon which Holder receives the Paydown through and including November 14, 1995. Commencing on December 15, 1995 and continuing on the fifteenth day of each calendar month thereafter through and including the fifteenth day of October 1997, monthly installments of principal and interest in the amount of $209,077.05 shall be due and payable with the entire unpaid Principal Balance plus accrued interest and other amounts payable under the Loan Documents being due and payable on the Maturity Date.

      3. TREATMENT OF PAYMENTS. All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America on the Date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings (including U.S., state or local income taxes) imposed on Maker, which amounts shall be paid by Maker.

Payments from Maker to Holder under this Note shall be applied first to the payment of any expense reimbursements under the Loan Documents, any Per Diem Late Charges or Late Charges (each as hereinafter defined) and any Prepayment Premium due thereon, in such order as Holder shall determine, then to accrued and unpaid interest, with the remainder to be applied to the Principal Balance.

      4.   PER DIEM LATE CHARGES, LATE CHARGES AND SECONDARYINTEREST.

           (a) If Maker fails timely to pay any sum due and payable under this Note on or before the data due, a late charge equal to One Hundred Dollars ($100) per day (the "Per Diem Late Charge") shall be assessed for each day that such payment is not paid from and including the first day following the date such payment was due to and including the date upon which such payment is made; provided, however, that notwithstanding the foregoing, if such payment, together with all accrued Per Diem Late Charges, is not made on or before the fifteenth (15th) day following the date due, a late charge equal to four cents ($.04) for each dollar ($1.00) of each such late payment (the "Late Charge") shall be immediately due and payable. The Late Charge shall be in lieu of the Per Diem Late Charges that shall have accrued during the immediately preceding fifteen (15) day period. Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Per Diem Late Charges or, if applicable, the Late Charge represent fair and reasonable estimates, considering all of the circumstance existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Holder agrees to comply with Section 2954.5 of the California Civil Code with respect to the giving of notice prior to imposing a Per Diem Late Charge or Late Charge, as such Section or any successor Section may now or hereafter be in effect. Acceptance of any Per Diem Late Charge or Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

           (b) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of money due to and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that, if Holder elects, interest at the Secondary Interest Rate shall accrue on any delinquent payments of principal, interest or other amounts due under this Note or any Loan Document from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the maturity of the indebtedness evidenced by this Note; and in the event of such election by Holder, Holder shall waive any Late Charge or Per Diem Late Charge and to the extent the same were paid by Maker shall by credited against the payment due at the Secondary Interest Rate.

      5.      EVENT OF DEFAULT AND SECONDARY INTEREST.

           (a) The occurrence of an "Event of Default" under any Loan Document shall constitute on Event of Default under this note. Upon the occurrence of an Event of Default (including without limitation the failure of the Maker to observe the provisions of paragraph 27 of the Deed of Trust, Holder, at its option may cause the Principal Balance together with all unpaid accrued interest, any Prepayment Premium (as hereinafter defined) and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing ("Acceleration Notice"); and in the event of such election by Holder, Holder shall waive any late charge or per diem late charge.

           (b) Maker agrees that from and after the delivery of an Acceleration Notice pursuant to Paragraph 5(a) hereof, interest at the Secondary Interest Rate shall accrue on the Principal Balance and all unpaid accrued interest and other sums evidenced or secured by this Note or any Loan Documents.

      6.       PREPAYMENT.

               (a) If for any reason (other than the application by Holder of insurance or condemnation proceeds to paydown the Loan) the Principal Balance or any portion thereof is prepaid (whether by operation of law, acceleration or otherwise) on a date prior to July 1, 1997, Maker shall pay to Holder as liquidated damages, immediately upon demand, together with the related principal prepayment and any unpaid accrued interest, a prepayment charge (the "Prepayment Premium") equal to the greater of:

                 (1) the product of (x) one percent (1%) of the Principal Balance being prepaid multiplied by (y) a fraction, the numerator of which is the number of full months remaining until the maturity Date as of the Prepayment Date and the denominator of which is the number of full months comprising the term of the Loan; or

                 (2) the Present Value of the Loan less the sum of (x) the portion of the Principal Balance being prepaid, and (y) unpaid accrued interest, if any.

           (b) Notwithstanding anything to the contrary contained herein, if for any reason the Principal Balance or any portion thereof is prepaid voluntarily by Maker on or after July 1, 1997, there shall be no prepayment penalty, charge or fee due whatsoever with respect to such prepayment.

           (c) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, provided that Maker gives Holder not less than thirty (30) days prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium, if any, as calculated above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan documents.

           (d) Maker agrees that such Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; and by initialing this provision in the space provided below, Maker hereby declares that Holder's agreement to enter into this transaction on the terms set forth in this Note and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Maker for this agreement. Such Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amount provided to be paid hereunder. Holder shall not by obligated to actually reinvest the Prepayment Amount in any Treasury obligations as a condition to receiving the Prepayment Premium.

                                      INITIALS OF MAKER:

      7. SECURITY. This Note is secured, among other security, by Deed of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

      8. HOLDER'S RIGHTS; NO WAIVER BY HOLDER. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the indebtedness evidenced hereby or by virtue of any statute or rule of law, including, but not limited to, the

California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Beneficiary (as defined in the Deed of Trust) to proceed against any person or to pursue any remedy in Holder's power.

      9.      MAKER'S WAIVERS.

           (a) Maker hereby waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any person or persons. Maker expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution or the laws of the United States or of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

           (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Maker, Holder or any other person relating to (i) the indebtedness evidenced by this Note, or (ii) the Loan Documents. Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury. In no event, however, shall Holder (nor any successor or assignee of Holder) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Maker to third parties pursuant to the foregoing. Any document, agreement or instrument executed by Holder with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Maker set forth in Paragraph 32 of the Deed of Trust.

           (c) Maker hereby expressly waives any right it may have under California Civil Code 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason, a prepayment of any or all of this
Note is made, whether voluntarily or upon or following any acceleration of the Maturity Date of this Note by the Holder, then Maker shall pay, concurrently therewith, the Prepayment Premium if any, due pursuant to Paragraph 6 hereof. By initialling this provision Holder's agreement to make the Loan at the Interest Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.

                                      INITIALS OF MAKER:

      10. TRANSFERS BY HOLDER. This Note or any interest in this Note and the Loan Documents may be hypothecated, transferred or assigned by Holder without the prior consent of Maker.

      11. AMENDMENT. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

      12. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

      14. AUTHORITY. Each partnership, corporation or other entity executing this Note states that it is duly authorized to execute and deliver this Note on behalf of said entity, in accordance with duly and regularly adopted existing authority and, if necessary, resolution of the governing body of such organization, and that this Note is binding upon said entity in accordance with its terms.

      15. TIME. Time is of the essence with respect to each and every term and provision of this Note.

      16. USURY. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws in compliance with the desires of Holder and Maker.

      17. NOTICES. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in the Deed of Trust.

      18. ATTORNEYS' FEES. The undersigned agrees to pay all costs, including reasonable attorneys' fees and expenses, incurred by Holder in enforcing payment or collection of this Note, whether or not suit is filed.

      19.  LIMITATION ON PERSONAL LIABILITIES.

           (a) Except as expressly set forth in paragraph 19(b) below, the recourse of Holder with respect to the obligations evidenced by this Note or set forth in any Loan Document shall be solely to the Property (as defined in the Deed of Trust) and , accordingly, except as expressly set forth in Paragraph 9(b) below, the obligations evidenced by the Note or set forth in the Loan Documents are non-recourse to anything other than the Property.

           (b) Notwithstanding anything to the contrary contained in this Note or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder:

                 (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder's foreclosure on the Property or any portion thereof;

                 (ii) to recover from Maker damages or costs (including without limitation reasonable attorneys' fees) incurred by Holder as a result of intentional waste of the Property by Maker;

                 (iii)to recover from Maker any condemnation or insurance proceeds attributable to the Property received by Maker which were not paid to Holder or used to restore the Property in accordance with the terms of the Deed of Trust;

                 (iv) to recover from Maker any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker following an Event of Default and not properly applied to the reasonable fixed and operating expenses and other proper expenses of ownership of the Property, including payments of the Loan;

                 (v) to recover from Maker any loss or damage suffered by Holder by reason of the Property being transferred in violation of
Section 38.9 of the Deed of Trust and such transfer results in the Loan being a non-exempt prohibited transaction under ERISA; and in such case, Maker fails to unwind or reverse the sale, conveyance, assignment, disposition or transfer within thirty (30) days following written notice from Holder;

                 (vi) to exercise any other specific rights or remedies afforded Holder under any provisions of the Loan Documents or at law or in equity provided that this clause (vi) shall not permit Holder to pursue any action for a deficiency after a foreclosure or seek any other recovery based on personal liability except to the extent that Maker may have personal liability under a provision of this Section 19(b) other than this clause 19(b)(vi);

                 (vii)to recover under that certain Guaranty of Payment dated October 29, 1987, executed by Encino Plaza in favor of Prudential;

                 (viii) to pursue any personal liability of Maker under the Remediation and Indemnification Agreement;

                 (ix) to recover from Maker damages or costs incurred by Holder as a result of any breach or violation of paragraph 27 of the Deed of Trust (provided that in a case where Maker demonstrates to the sole satisfaction of Lender that such sale, conveyance, assignment or transfer shall have been unintentional, Maker shall have thirty (30) days following written notice from Lender to unwind or reverse the sale, conveyance, assignment or transfer); and

                 (x) to recover from maker damages or costs incurred by Holder as a result of any actionable fraud or intentional misrepresentation by Maker in connection with the Property, the Loan Documents or the Loan.

           (c) The agreement contained in this Paragraph 19 to limit the personal liability of Maker shall become null and void and of no further force or effect in the event that the Property or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Maker shall be personally liable for repayment but only to the extent of the dollar amount that Maker is personally liable with respect to the additional encumbrance (provided, however, a letter of credit given to such subordinate mortgagee as additional collateral shall not cause the obligation secured thereby to be deemed recourse and provided further that this clause (c) shall not apply to liability which is recourse only under one or more conditions substantially similar to Section 19(b) and (c) of this Note unless recourse liability actually occurs under said voluntary lien);

           (d) Notwithstanding anything to the contrary contained herein, Holder's recourse shall be limited to the assets owned by Encino Plaza, JMB Income Properties, Ltd. - XII, an Illinois limited partnership, and/or JMB Income Properties, Ltd. - XIII, an Illinois limited partnership. Without limitation on the preceding sentence, in no event shall any of JMB Realty Corporation, a Delaware corporation ("JMB Corp."), Income Partners-XII, an Illinois limited partnership, Income Associates-XII, an Illinois limited Partnership, Income Associates-XIII, an Illinois general partnership, JMB Properties-XIII, Inc., an Illinois corporation, or any other person or entity which is now or hereafter a partner in JMB Income Properties, Ltd.- XII or JMB Income Properties, Ltd.-XIII, or any officer, employee or director of any of them, have any personal liability, directly or indirectly, under or in connection with this Note or any other document or instru-ment evidencing, securing or executed in connection with the Loan.

      For purposes of the Note and the Loan Documents, neither the negative capital account of any constituent partner and Maker, to restore a negative capital account or to contribute capital to Maker, or to other constituent partners and Maker, nor any obligation of any constituent partners and Maker, shall be deemed at any time to be the property or an asset of Maker, or any such other constituent partner (and neither Holder nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute). As used herein, a constituent partner in Maker means a partner in Maker or in any partnership that has a direct or indirect interest (through one or more partnerships) in Maker.

      IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered effective as of the date first written above.


                 MAKER:

                 JMB ENCINO PARTNERSHIP,
                 a California general partnership

                 By:  JMB FIRST FINANCIAL ASSOCIATES
                      Its general partner

                      By:  JMB INCOME PROPERTIES, LTD.-XII
                           Its general partner, and

                      By:  JMB REALTY CORPORATION
                           Its general partner

                           By:


                           [PRINTED NAME AND TITLE]


Accepted and Approved:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA,
a New Jersey corporation


By:
      Its Vice President

                             EXHIBIT "B"


                         AMENDED ASSIGNMENT



























































                             EXHIBIT "B"



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


Sheppard, Mullin, Richter & Hampton
333 South Hope Street, 48th Floor
Los Angeles, California 90071-1448
Attn:  James A. Lonergan, Esq.


LOAN NO.:  7 501 241


                   ASSIGNMENT OF LESSOR'S INTEREST
                              IN LEASES


      THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES (this "Assignment") is made as of October 30, 1995, by JMB ENCINO PARTNERSHIP, a California partnership having offices at 900 N. Michigan Avenue, Chicago, Illinois ("Assignor"), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having offices at 2029 Century Park East, Suite 3700, Los Angeles, California 90067 ("Assignee"), for the benefit and protection of Assignee as beneficiary under that certain Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing dated as of November 2, 1987, executed by Assignor in favor of Assignee, which is being amended by a First Amendment to Deed of Trust of even date herewith (as so amended, the "Deed of Trust") encumbering that certain real property, together with any improvements now or at any time located thereon, located in the City of Los Angeles, County of Los Angeles, State of California (the "Property"), and more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference and for the benefit and protection of Assignee as payee and holder of that certain Fixed Monthly Payment Note, Including Interest, Secured by Deed of Trust, dated November 2, 1987, executed by Assignor, as maker, to and for the benefit of Assignee, as holder, in the original principal amount of Thirty Million Dollars ($30,000,000.00), which is being amended and restated pursuant to an Amended and Restated Promissory Note of even date herewith executed by Assignor and Assignee in the reduced principal amount of $24, 970, 148.38 to reflect a principal paydown by Assignor, and all modifications, renewals or extensions thereof (the "Note").

                        W I T N E S S E T H:

      FOR VALUE RECEIVED, Assignor does hereby irrevocably and absolutely SELL, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee any and all leasehold interests, including Subleases and tenancies following attornment, now or hereafter affecting or covering any part of the Property, including, without limitation, those leases described in EXHIBIT B attached hereto (collectively, the "Leases").

      TOGETHER, with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Assignor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from deficiency rents and liquidated damages following default, including, without limitation, all security and other deposits now or hereafter held by Assignor, and all proceeds payable under any policy of insurance covering loss of rents or other income from the Property, together with any and all rights and claims of any kind that Assignor may have against lessees under the Leases or any subtenants or occupants of the Property, or any part thereof (all such moneys, rights and claims described in this paragraph being hereinafter called the "Receipts").

      SUBJECT, however, to a license hereby granted by Assignee to Assignor, but limited as hereinafter provided, to collect and receive the Receipts.

      ASSIGNOR REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

      1. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants that, except as otherwise set forth in a rent roll delivered to Assignee within 30 days prior to the recording of this Assignment: (i) Assignor is the owner of the Property, and has good title to the Leases and Receipts and full and complete right to assign the same; (ii) no other Person (as hereinafter defined) has any right, title or interest in the Leases or Receipts; (iii) Assignor has duly and punctually performed all and singular the material obligations, terms, covenants, conditions and warranties of the Major Leases (as defined below) on Assignor's part to be kept, observed and performed; (iv) Assignor has not previously sold, assigned, transferred, mortgaged or pledged the Leases or the Receipts, whether now due or hereafter to become due; (v) no Receipts for any period of more than thirty (30) days subsequent to the date hereof have been collected, nor has payment of any of same been otherwise discharged or compromised; (vi) the lessees under the Leases ("Lessees") are not in material default of any of the terms thereof and, to Assignor's actual knowledge, do not have any defense, set-off or counter claim against Assignor thereunder; (vii) the Leases are in full force and effect, are valid and enforced in accordance with their terms, and have not been modified, amended or altered, whether in writing or orally, except as otherwise disclosed to Assignee in writing;
(viii) there are no unextinguished material rent concessions, abatements or other inducements relating to the

Leases, and no Lessee has any option or right to acquire any interest in the Property; and (ix) the rent roll delivered to Assignee in connection with the funding of the Loan discloses all currently existing Leases and is complete, accurate and true in all material respects. As used herein, the term "Person" shall mean and refer to any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity. As used herein, the term "Major Lease" shall mean and refer to any single Lease covering more than 5000 square feet of rentable area. As used herein, the term "actual knowledge of Assignor" means the present actual knowledge of Mr. K. Jay Weaver and Andrea Backman, without investigation or inquiry, and Assignor represents and warrants to Assignee that (a) the foregoing persons are the officers or employees of Assignor who are likely to have, in Assignor's good faith belief, any material knowledge of the Property, and
(b) Andrea Backman is the portfolio manager for the Property and is one person who is primarily responsible for administering Assignor's interest in the Property.

      2. AFFIRMATIVE COVENANTS. Assignor shall: (i) observe, perform and discharge, duly and punctually, all and singular the obligations, terms, covenants, conditions and warranties of the Major Leases, on the part of Assignor to be kept, observed and performed, and give prompt notice to Assignee of any failure on the part of Assignor to observe, perform and discharge the same; (ii) direct the Lessees to deliver all rents and other payments due under the Leases to Assignee upon written request of Assignee which states that an Event of Default has occurred and without further action of Assignor; (iii) upon request of Assignee, notify Lessees in writing of this Assignment and that any security deposit, or other deposits heretofore delivered to Assignor have been retained by Assignor or assigned and delivered to Assignee, as the case may be; (iv) use reasonable efforts to enforce or secure in the name of Assignee the performance of each and every obligation, term, covenant, condition and agreement of the major Leases to be performed by Lessees; (v) to the extent reasonable under the circumstances, appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Leases or the obligations, duties, or liabilities of Assignor and Lessees thereunder; and
(vi) upon request by Assignee subsequent to an Event of Default, to do so in the name and on behalf of Assignee but at the expense of Assignor, and to pay all costs and expenses of Assignee, including, without limitation, reasonable attorneys' fees.

      3. NEGATIVE COVENANTS. Assignor shall not, without the prior written consent of Assignee: (i) lease any part of the Property or renew or extend any of the Leases; (ii) terminate, amend, modify or alter in any material manner any of the Leases, or waive, excuse, condone, discount, set off, compromise, or in any material manner release or discharge (collectively, "Waiver or Discharge") Lessees from any material obligations, covenants, conditions or agreements by such Lessees to be kept, or accept or consent to any surrender of Leases; (iii) receive or collect any receipts for a period of more than one month in advance (whether in costs or by promissory note or otherwise); (iv) further assign the Leases or pledge, transfer, mortgage or otherwise encumber or assign future payments of Receipts; (v) commence an action of ejectment or summary proceedings for dispossession of the Lessees under any of the leases; (vi) consent to any material modification of the express purposes for which the Property has been leased; or (vii) consent to any subletting of the Property or any part thereof, or to any assignment of the Leases by lessees thereunder or to any assignment or further subletting by any sublessees. Notwithstanding the foregoing, Assignor may do the following with respect to the Lease, including without limitation any new leases affecting the Property, without obtaining Assignee's prior written consent:

           (a) Terminate or otherwise enforce the provisions of any Lease so long as the Lessee under such Lease leases not more than 5000 rentable square feet of the Property, and provided that such Lessee is in default under such Lease;

           (b) Enter into any amendment, modification or alteration of any Lease, or consent to the assignment or subletting of any Lease, or cause or permit any Waiver or Discharge, so long as the Lessee under such Lease leases not more than 5000 rentable square feet of the Property, provided that such amendment, modification, alteration, assignment, subletting Waiver or Discharge does not (i) substantially increase the obligations of the landlord by providing non-market inducements to the Lessee, (ii) decrease or accelerate the rent under such Lease, or (iii) decrease the term of such Lease; and

           (c) Enter into new bona fide arms-length leases (or renew existing Leases) with third-party tenants for premises of 5000 rentable square feet or less, provided such leases (i) are on Assignor's standard form lease approved by Assignee, with no modifications that substantially increase the obligations of the landlord, (ii) have minimum terms of not less than 12 months, (iii) provide for the tenant to pay gross rent in monthly payments, (iv) require the tenant to pay gross rent in monthly payments, (iv) require the tenant to pay for all non-structural repairs to the leased premises as well as the tenant's pro rata share of all operating expenses, utilities, taxes, insurance costs and common area maintenance costs in excess of the amount of all such costs for the base year; provided that nothing in this clause (iv) shall prohibit Assignor from agreeing to provide tenant improvements at the commencement of the term consistent with the terms of comparable leases in the area, and (iv) have minimum base rents of not less than $1.75 per rentable square foot per month.

In any case in which Assignee's consent is required pursuant to this
Section 3, such consent shall not be unreasonably withheld or delayed and shall be deemed given unless objections in reasonable detail are given to Assignor within ten (10) business days following Assignee's receipt of (i) written request for such consent, and (ii) all pertinent information relating to the Lease or proposed lease in question, including, without limitation, copies of the proposed amendment or new lease, if applicable.

      4. DEFAULT AND REMEDIES. In the event any representation or warranty herein of Assignor shall be found to be untrue when made or in the event Assignor shall default in the payment of any Indebtedness (as hereinafter defined) or in the observance or performance of any other Obligation (as hereinafter defined), after the expiration of all applicable grace or cure periods, if any, set forth in the Deed of Trust, then, in each such instance, the same shall constitute an "Event of Default" hereunder and under the Loan Documents (as defined in the Deed of Trust), thereby entitling Assignee to declare all Indebtedness immediately due and payable and to exercise any and all of the rights and remedies provided thereunder and hereunder as well as by law or in equity. Specifically, but without limiting the generality of the foregoing, upon or at any time after the occurrence of an Event of Default, Assignee, at its option, shall have the complete right, power and authority to exercise and enforce any or all of the following rights and remedies:

      (i) to terminate and revoke the license granted to Assignor hereunder and collect the Receipts, and without taking possession of the Property, in Assignee's own name, to demand, collect, receive, sue for, attach and levy the Receipts, to give proper receipts, releases and acquittance therefor, and after deducting all reasonably necessary and proper costs and expenses of operation and collection, as determined in Assignee's sole judgment, and including reasonable attorneys' fees, to apply the net proceeds thereof, together with any funds of Assignor deposited with Assignee, upon the Indebtedness and in such order as Assignee may determine in its sole discretion; and

      (ii) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, by the Trustee under the Deed of Trust, or by a receiver appointed by a court of competent jurisdiction, and irrespective of Assignor's possession, to enter upon, take possession of, manage and operate the Property, or any part thereof or interest therein, make, modify, enforce, cancel or accept surrender of, any of the Leases, remove and evict any Lessee, increase or decrease rents under any of the Leases, clean and repair any premises under any of the Leases, and otherwise do any act or incur any costs or expenses as Assignee deems necessary or proper to protect the rights of Assignee therein, as fully and to the same extent as Assignor could do if in possession, and in such event to apply the Receipts so collected to the operation and management of the Property, in such order as the Assignee shall deem proper in its sole discretion, including payment of reasonable management, brokerage and attorneys' fees, payment of the Indebtedness and maintenance, without interest (unless interest is actually earned on those reserves, and then only to the extent of interest earned), of reserves for replacements. In no event, however, shall Assignee (nor any successor or assignee of Assignee) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Assignor to third parties pursuant to the foregoing. Any document, agreement or instrument executed by Assignee with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Assignor set forth in Paragraph 32 of the Deed of Trust.

Collection of Receipts hereunder, and application thereof as specified above, and/or the entry upon and taking possession of the Property, or any part thereof or interest therein, shall not cure or waive any default or waive, modify or affect any notice of default under any Loan Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Assignee, once exercised, shall continue for so long as Assignee shall elect. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent Event of Default. A demand upon any Lessee made by Assignee for payment of Receipts by reason of any Event of Default claimed by Assignee hereunder or under any other Loan Documents shall be sufficient to warrant to said Lessee to make future payments of all Receipts to Assignee without the necessity for further consent by Assignor.

      As used herein, the term "Indebtedness" shall mean and refer to the principal of and all other amounts, payments and premiums due under the Note and any extensions or renewals thereof (including extensions or renewals at a different rate of interest, whether or not evidenced by a new or additional promissory note or notes), and additional advances under, evidenced by and/or secured by the Loan Documents, plus interest on all such amounts incurred pursuant to the terms of the Loan Documents. As used herein, the term "Obligations" shall mean and refer to any and all of the covenants, promises and other obligations (including the Indebtedness) made or owing by Assignor to or due Assignee under and/or as set forth in the Loan Documents.

      5. GRANT OF LICENSE TO ASSIGNOR. So long as there shall exist no Event of Default which remains uncured, Assignor shall have the right under a license granted hereby (but limited as provided in this paragraph) to collect, but not more than 30-days in advance, all Receipts. Assignor shall receive such Receipts and shall apply the same to the payment of taxes and assessments upon the Property before penalty or interest are due thereon (or the establishment of reserves for the payment thereof), to the cost of such insurance and of such maintenance and repairs as is required by the terms of the Deed of Trust, to the satisfaction of all obligations under the Leases, and to the payment of the Indebtedness before using any part of the Receipts for any other purpose.

      6. POWER OF ATTORNEY. Effective automatically upon the occurrence of an Event of Default and continuously thereafter, and without the necessity of the execution of any further documents or instruments, Assignor hereby constitutes and appoints Assignee as Assignor's true and lawful attorney, coupled with an interest, in the name, place and stead of Assignor (i) to collect, demand, sue for, attach, levy, recover and receive all Receipts due and payable by Lessees pursuant to the Leases and to give proper notices, receipts, releases and acquittance therefor and after deducting expenses of collection, to apply the net proceeds as a credit upon any portion, as selected by Assignee, of the Indebtedness, notwithstanding that the amount owing thereunder may not then be due and payable or that the Indebtedness is adequately secured, and Assignor does hereby authorize and direct such Lessees to deliver such payment to Assignee in accordance with the foregoing; and (ii) to subject and subordinate at any time and from time to time, the Leases, to the lien of the Deed of Trust or any other Loan Documents or any other mortgage or deed of trust on or to any ground lease of the Property or to request or require such subordination, where such reservation, option or authority was reserved under the Leases to the Assignor, or in any case, where the Assignor otherwise would have the right, power or privilege so to do. Assignor hereby ramifies and confirms all acts that Assignee shall do or cause to be done by virtue of the powers granted hereby and warrants that the Assignor has not, on or at any time prior to the date hereof, exercised any such right of subordination under clause (ii) above and covenants not to exercise any such right except as may be required by Assignee. The power of attorney hereunder granted is irrevocable and continuing, shall survive the insolvency or dissolution of Assignor, and such rights, powers and privileges shall be exclusive in Assignee, its successors and assigns so long as any part of the Indebtedness shall remain unpaid. In no event, however, shall Assignee (nor any successor or assignee of Assignee) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Assignor to third parties pursuant to the foregoing power of attorney.

      7. INDEMNITY. Except for those matters which are finally adjudicated by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of Assignee or any of Assignee's agents, Assignor shall indemnify, defend, protect and hold Assignee harmless from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees) that Assignee incurs under or by reason of this Assignment, for any action taken by Assignee hereunder in accordance with the terms hereof, or the enforcement of this Assignment, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Assignee arising out of the Leases, including any claim by any Lessees of credit from rental paid to and received by Assignor. If Assignee incurs any such liability, loss, cost, damage or expense, the amount thereof with interest thereon at the Secondary Interest Rate (as defined in the Note), shall be payable by Assignor immediately upon demand, shall be secured by the Deed of Trust, and shall be part of the Indebtedness; provided that if such amounts are paid within five business days after such demand, such amounts shall instead bear interest at the Interest Rate (as defined in the Note) in lieu of the Secondary Interest Rate.

      8. NO WAIVER. The failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment for any period of time, or at any time or times, shall not be construed or deemed to be a waiver of any such right, and nothing herein contained, nor anything done or omitted to be done by Assignee pursuant hereto, shall be deemed a waiver by Assignee of any of its rights and remedies under the Loan Documents, or under any applicable laws. The rights of Assignee to collect the Indebtedness and to enforce any security therefor may be exercised by Assignee, either prior to, simultaneously with, or subsequent to, any action taken hereunder.

      9. NO MERGER. So long as any of the Indebtedness shall remain unpaid, unless Assignee shall otherwise consent in writing, the leasehold estates and the subleasehold estates on the Property, if any, shall not merge, but shall always be kept separate and distinct, notwithstanding the union of said estates either in Assignor or in any Lessees or in a third party, by purchase or otherwise.

      10. NO MORTGAGEE IN POSSESSION; NO OTHER LIABILITY. The acceptance by Assignee of this Assignment, with all of the rights, power, privileges and authority so created, shall not, prior to entry upon and taking of possession of the Property by Assignee, be deemed or construed to (i) constitute Assignee a mortgagee in possession nor thereafter or at any time or in any event obligate Assignee to appear in or defend any action or proceeding relating to the Leases or to the Property, (ii) require Assignee to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases, or (iii) require Assignee to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by Lessees and not assigned and delivered to Assignee. Assignee shall not be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property.

      11. PAYMENT OF INDEBTEDNESS. Upon payment in full of all of the Indebtedness, this Assignment shall become and be void and of no effect, but the affidavit, certificate, letter or statement of any officer of Assignee showing any part of said Indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any Person may and is hereby authorized to rely thereon.

      12. NOTICES. All notices, demands or documents of any kind that Assignee or Assignor may be required or may desire to serve shall be served in the manner provided in the Deed of Trust.

      13. SUCCESSORS AND ASSIGNS; GENDER. The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property, and all subsequent holders of the Note and the Deed of Trust, subject in all events to the provisions of the Deed of Trust regarding transfers of the Property by Assignor. In this Assignment, whenever the context so requires, the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural and conversely in each case. If there is more than one party constituting Assignor, all obligations of each Assignor hereunder shall be joint and several.

      14. SEVERABILITY. If any term, provision, covenant or condition hereof or any application thereof should be held unenforceable, in whole or in part, all terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.



      15. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

      16. EXPENSES. Assignor shall pay on demand all reasonable costs and expenses incurred by Assignee in connection with the review of Leases prior to the date of this Assignment or the preparation and negotiation of any subordination, nondisturbance and attornment agreements requested by tenants, including the reasonable fees and disbursements of Assignee's outside counsel.

      17. ABSOLUTE ASSIGNMENT. Notwithstanding anything contained herein to the contrary, this Assignment is intended by Assignor and Assignee to create and shall be construed to create an absolute assignment by Assignor to Assignee of all of Assignor's right, title and interest in the Leases and Receipts and shall not be deemed to create a security interest therein.

Assignor and Assignee further agree that, during the term of this Assignment, the Leases and Receipts shall not constitute property of Assignor (or of any estate of Assignor) within the meaning of 11 U.S.C.
Section 541, as amended from time to time.

      18.  LIMITATION ON PERSONAL LIABILITY.

           (a) Except as expressly set forth in paragraph 18(b) below, the recourse of Assignee with respect to the obligations evidenced by the Note or set forth in any Loan Document shall be solely to any and all security therefor (the "Collateral") and, accordingly, except as expressly set forth in Paragraph 18(b) below, the obligations evidenced by the Note or set forth in the Loan Documents are non-recourse to anything other than the Collateral.

           (b) Notwithstanding anything to the contrary contained in this Assignment or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Assignee:

           (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Assignee's foreclosure on the Collateral or any portion thereof;

           (ii) to recover from Assignor damages or costs (including without limitation reasonable attorneys' fees) incurred by Assignee as a result of intentional waste of the Collateral by Assignor;

           (iii) to recover from Assignor any condemnation or insurance proceeds attributable to the Collateral received by Assignor which were not paid to Assignee or used to restore the Collateral in accordance with the terms of the Deed of Trust;

           (iv) to recover from Assignor any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Collateral collected by or for Assignor following an Event of Default and not properly applied to the reasonable fixed and operating expenses and other proper expenses of ownership of the Collateral, including payments of the Loan;

           (v) to recover from Assignor any loss or damage suffered by Assignee by reason of the Collateral being transferred in violation of
Section 38.9 of the Deed of Trust and such transfer results in the Loan being a non-exempt prohibited transaction under ERISA; and in such case, Assignor fails to unwind or reverse the sale, conveyance, assignment, disposition or transfer within thirty (30) days following written notice from Assignee;

           (vi) to exercise any other specific rights or remedies afforded Assignee under any provisions of the Loan Documents or at law or in equity provided that this clause (vi) shall not permit Assignee to pursue any action for a deficiency after a foreclosure or seek any other recovery based on personal liability except to the extent that Assignor may have personal liability under a provision of this Section 18(b) other than this clause 18(b) (vi);

           (vii) to recover under that certain Guaranty of Payment dated October 29, 1987, executed by Encino Plaza in favor of Assignee;

           (viii) to pursue any personal liability of Assignor under the Remediation and Indemnification Agreement (as defined in the Deed of Trust);

           (ix) to recover from Assignor damages or costs incurred by Assignee as a result of any breach or violation of paragraph 27 of the Deed of Trust (provided that in a case where Assignor demonstrates to the sole satisfaction of Assignee that such sale, conveyance, assignment or transfer shall have been unintentional, Assignor shall have thirty (30) days following written notice from Assignee to unwind or reverse the sale, conveyance, assignment or transfer); and

           (x) to recover from maker damages or costs incurred by Assignee as a result of any actionable fraud or intentional misrepresentation by Assignor in connection with the Collateral, the Loan Documents or the Loan.

      (c) The agreement contained in this Paragraph 18 to limit the personal liability of Assignor shall become null and void and of no further force or effect in the event that the Collateral or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Assignor shall be personally liable for repayment but only to the extent of the dollar amount that Assignor is personally liable with respect to the additional encumbrance (provided, however, a letter of credit given to such subordinate mortgagee as additional collateral shall not cause the obligation secured thereby to be deemed recourse and provided further that this clause (c) shall not apply to liability which is recourse only under one or more conditions substantially similar to Section 18 (b) and (c) of this Assignment unless recourse liability actually occurs under said voluntary lien);

      (d) Notwithstanding anything to the contrary contained herein, Assignee's recourse shall be limited to the assets owned by Encino Plaza, JMB Income Properties, Ltd. - XII, an Illinois limited partnership, and/or JMB Income Properties, Ltd. - XIII, an Illinois limited partnership. Without limitation on the preceding sentence, in no event shall any of JMB Realty Corporation, a Delaware corporation ("JMB Corp."), Income Partners-XII, an Illinois limited partnership, Income Associates-XII, an Illinois limited partnership, Income Associates-XIII, an Illinois general partnership, JMB Properties-XIII, Inc., an Illinois corporation, or any other person or entity which is now or hereafter a partner in JMB Income Properties, Ltd.-XII or JMB Income Properties, Ltd.-XIII, or any officer, employee or director of any of them, have any personal liability, directly or in connection with this Assignment or any other document or instrument evidencing, securing or executed in connection with the Loan.

      For purposes of the Assignment and the Loan Documents, neither the negative capital account of any constituent partner and Assignor, nor any obligation of any constituent partner and Assignor, to restore a negative capital account or to contribute capital to Assignor,or to other constituent partners and Assignor, shall be deemed at any time to be the property or an asset of Assignor, or any such other constituent partner (and neither Assignee nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

As used herein, a constituent partner in Assignor means a partner in Assignor or in any partnership that has a direct or indirect interest (through one or more partnerships) in Assignor.

      19. PRIORITY OF LEASES. NOTICE OF THE FOLLOWING IS HEREBY GIVEN TO ALL TENANTS EXECUTING A LEASE AFFECTING THE PROPERTY, EACH OF WHICH SHALL BE ON NOTICE OF, BOUND BY AND SUBJECT TO THE TERMS OF THIS PARAGRAPH 19:

           19.1 Anything to the contrary in any Lease notwithstanding, Assignee shall have the right, but not the obligation, to change the priority of that Lease and the lien of the Deed of Trust from time to time by one or more unilateral notices to the tenant that (a) the lien of the Deed of Trust shall be subordinate to such Lease, or (b) the Lease shall be subordinate to the Deed of Trust.

           19.2 Upon written request of Assignee, every tenant under a Lease receiving such request shall execute and deliver to Assignee within the time period specified in that written request (but no sooner than 10 business days after such request) a written agreement in a form reasonably acceptable to Assignee and such tenant which provides the following: (a) upon the foreclosure of the Deed of Trust such tenant shall attorn to the purchaser of the Property at the foreclosure sale, and (b) the foreclosure of the Deed of Trust shall not disturb or result in the cancellation or termination of that tenant's Lease; provided, however, that Tenant shall not be bound to any such agreement unless or until Assignee executes and delivers the same to such Tenant. Assignor shall not be in default under this Assignment for a tenant's failure to deliver such agreement, provided Assignor has used reasonable efforts to obtain such agreement from such tenant. Assignee has no obligation to deliver such a request to any tenant.

           19.3 Assignee shall have the right to elect to be a third party beneficiary of any attornment provisions contained in any Lease. Anything to the contrary in any Lease notwithstanding, no election by Assignor under any Lease or otherwise to alter the relative priority of that Lease and the Deed of Trust shall be effective unless Assignee shall have consented thereto in writing.

      IN WITNESS WHEREOF, this Assignment of Lessor's Interest in Leases has been duly executed by Assignor the day and year first above written.

                      ASSIGNOR:

                      JMB ENCINO PARTNERSHIP,
                      a California general partnership

                      By:  JMB FIRST FINANCIAL ASSOCIATES
                           Its general partner

                           By:   JMB INCOME PROPERTIES, LTD. - XII
                                 Its general partner, and

                              By:     JMB REALTY CORPORATION
                                      Its general partner


                                 By:

                                      K. Jay Weaver
                                      (PRINTED NAME AND TITLE)

                    DESCRIPTION OF REAL PROPERTY


      All that certain real property located in the County of Los Angeles, State of California, described as follows:

PARCEL 1:

THAT PORTION OF LOT 6, BLOCK 9 OF TRACT NO. 2955, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT; THENCE SOUTH 0 DEGREES 3 MINUTES 30 SECONDS EAST ALONG THE EASTERLY LINE OF SAID LOT 180.98 FEET, MORE OR LESS, TO A POINT DISTANT NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST 68 FEET FROM THE NORTHEAST CORNER OF THE LAND DESCRIBED IN DEED TO CHARLES LEONARD MURDOCK, RECORDED IN BOOK 19353 PAGE 263, OFFICIAL RECORDS; THENCE PARALLEL WITH THE NORTHEASTERLY LINE OF SAID LAND OF MURDOCK SOUTH 75 DEGREES 29 MINUTES 30 SECONDS WEST 196.55 FEET TO A LINE BEARING SOUTH 14 DEGREES 30 MINUTES 30 SECONDS WEST FROM A POINT THAT IS NORTH 52 DEGREES 13 MINUTES 30 SECONDS EAST 412 FEET; MEASURED ALONG THE NORTHWEST LINE OF SAID LOT FROM THE MOST WESTERLY CORNER OF SAID LOT; THENCE NORTH 14 DEGREES 30 MINUTES 30 SECONDS EAST TO SAID NORTHWESTERLY LINE; THENCE ALONG THE BOUNDARY OF SAID LOT, NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY TO THE POINT OF BEGINNING.

PARCEL 2:

THAT PORTION OF LOT 6, BLOCK 9 OF TRACT NO. 2955, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHWESTERLY LINE OF SAID LOT THAT IS DISTANT NORTH 52 DEGREES 13 MINUTES 30 SECONDS EAST 412 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG SAID NORTHWESTERLY LINE SOUTH 52 DEGREES 13 MINUTES 30 SECONDS WEST 242 FEET TO THE MOST NORTHERLY CORNER OF THE LAND DESCRIBED IN THE DEED TO CHARLES LEONARD MURDOCK, RECORDED IN BOOK 19353 PAGE 263 OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LAND OF MURDOCK SOUTH
















                              EXHIBIT A
                             PAGE 1 OF 3



75 DEGREES 29 MINUTES 30 SECONDS EAST 361.69 FEET TO THE EAST LINE OF SAID LOT 6; THENCE ALONG SAID EAST LINE NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST 68.00 FEET; THENCE PARALLEL WITH THE NORTHEASTERLY LINE OF SAID LAND OF MURDOCK, NORTH 75 DEGREES 29 MINUTES 30 SECONDS WEST 196.55 FEET TO A LINE BEGINNING SOUTH 14 DESCRIBED 30 MINUTES 30 SECONDS WEST FROM THE POINT OF BEGINNING; THENCE ALONG SAID LINE NORTH 14 DEGREES 30 MINUTES 30 SECONDS EAST 125.62 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

THAT PORTION OF LOT 6, BLOCK 9 OF TRACT NO. 2955, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT DISTANT ALONG SAID LINE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST 276.85 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 85.72 FEET; THENCE NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 39.54 FEET; THENCE NORTH 77 DEGREES 14 MINUTES 10 SECONDS WEST 181.04 FEET TO THE NORTHWESTERLY LINE OF SAID LOT; THENCE ALONG SAID NORTHWESTERLY LINE NORTH 52 DEGREES 13 MINUTES 30 SECONDS EAST 75 FEET TO A POINT DISTANT NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE 170 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT; THENCE SOUTH 75 DEGREES 29 MINUTES 30 SECONDS EAST
361.69 FEET TO A POINT IN THE EASTERLY LINE OF SAID LOT DISTANT NORTHERLY ALONG SAID EASTERLY LINE 150 FEET FROM THE SOUTHEASTERLY CORNER OF SAID LOT; THENCE ALONG SAID EASTERLY LINE SOUTH 0 DEGREES 03 MINUTES 30 SECONDS EAST 150 FEET TO SAID SOUTHEASTERLY CORNER; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 226.68 FEET TO THE POINT OF BEGINNING.

PARCEL 4:

THOSE PORTIONS OF LOT 1 AND 4, OF TRACT NO. 34766, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 920 PAGES 31 THROUGH 34 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THOSE PORTIONS OF LOT 5 IN BLOCK 9 OF TRACT NO. 2955, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:
















                              EXHIBIT A
                             PAGE 2 OF 3



BEGINNING AT THE MOST WESTERLY TERMINUS OF THAT CERTAIN NORTHERLY LINE OF SAID LOT 4 SHOWN ON THE MAP OF SAID TRACT NO. 34766 AS HAVING A BEARING AND LENGTH OF NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 250.00 FEET; THENCE SOUTH 0 DEGREES 03 MINUTES 30 SECONDS EAST ALONG THE WESTERLY LINE OF SAID LOT 4 A DISTANCE OF 99.93 FEET; THENCE SOUTH 74 DEGREES 17 MINUTES 53 SECONDS EAST 4.98 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST
75.30 FEET TO A LINE THAT IS PARALLEL WITH AND DISTANT 20.28 FEET SOUTHERLY MEASURED AT RIGHT ANGLES FROM THE ABOVE MENTIONED NORTHERLY LINE OF SAID LOT 4; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST ALONG SAID PARALLEL LINE 18.00 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 20.28 FEET TO SAID NORTHERLY LINE OF LOT 4; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST ALONG SAID NORTHERLY LINE 110.0 FEET; THENCE SOUTH 15 DEGREES 43 MINUTES 30 SECONDS WEST 20.28 FEET TO SAID LAST MENTIONED PARALLEL LINE; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST ALONG SAID PARALLEL LINE 95.73 FEET TO THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF SAID LOT 4 OF TRACT NO. 34766, THENCE ALONG SAID PROLONGATION NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST 160.29 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1 OF TRACT NO. 34766; THENCE ALONG THE PROLONGATION OF THE SOUTHERLY LINE OF LOT 1 OF SAID TRACT NO. 34766 NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 27.31 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 63.33 FEET; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST 7.24 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 71.39 FEET TO THE NORTHERLY LINE OF LOT 1 OF SAID TRACT NO. 34766; THENCE ALONG SAID LAST MENTIONED NORTHERLY LINE NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST TO THE NORTHWEST CORNER OF LOT 1 OF SAID TRACT NO. 34766; THENCE ALONG THE PROLONGATION OF THE WESTERLY LINE OF LOT 1 OF SAID TRACT NO. 34766 NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST TO THE NORTHERLY LINE OF LOT 5 IN BLOCK 9 OF SAID TRACT NO. 2955; THENCE ALONG SAID LAST MENTIONED NORTHERLY LINE NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST TO THE NORTHWEST CORNER OF SAID LOT 5 IN BLOCK 9 OF TRACT NO. 2955; THENCE ALONG THE WESTERLY LINE OF LOT 5 IN BLOCK 9 OF TRACT NO. 2955; SOUTH 0 DEGREES 03 MINUTES 30 SECONDS WEST TO THE POINT OF BEGINNING.

















                              EXHIBIT A
                             PAGE 3 OF 3



                           LIST OF LEASES




























































                              EXHIBIT B






State of:  Illinois

County of:  Cook

On October 30, 1995 before me, Karen M. Narcissi, Notary Public, personally appeared K. Jay Weaver, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                           Karen M. Narcissi



RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

The Prudential Insurance
Company of America
2029 Century Park East
Suite 3600
Los Angeles, California 90067

Attention: Regional Counsel

Re:   Loan No. 7 501 241




                  FIRST AMENDMENT TO DEED OF TRUST

      This First Amendment to Deed of Trust, dated as of October 30, 1995 (the "Modification"), by and between JMB ENCINO PARTNERSHIP, a California general partnership ("Trustor"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Beneficiary"), is a first amendment to that certain Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing (the "Deed of Trust') dated November 2, 1987, executed by Trustor, for the benefit of Beneficiary and recorded on November 2, 1987, as Instrument No. 87-1755004 in the Official Records of Los Angeles County, California (the "Official Records"). This Modification is entered into in conjunction with a First Extension and Amendment to Loan Documents of even date herewith between Trustor and Beneficiary ("the Amendment") which modifies certain obligations that are presently secured by the Deed of Trust, including without limitation certain obligations of Trustor under that certain Fixed Monthly Payment Note, Including Interest, Secured by Deed of Trust in the face principal amount of $30,000,000.00 dated November 3, 1987 (the "Note"), executed by Trustor in favor of Beneficiary. Such modifications include without limitation an extension of the maturity date of the Note and the reduction of the stated principal balance of the Note from $30,000,000 to $24,970,148.38 to reflect principal payments by Trustor (subject to the satisfaction of certain conditions).

      In consideration of the foregoing, and for other valuable consideration, the receipt of sufficiency of which are hereby acknowledged, Trustor and Beneficiary hereby agree as follows:

      1.   MODIFICATIONS OF DEED OF TRUST.

           1.1 The Deed of Trust is hereby modified to provide that it secures, in addition to any and all other obligations now or hereafter secured under the Deed of Trust, Trustor's obligations to Beneficiary under the Note (as amended pursuant to that certain Amended and Restated Promissory Note of even date executed by Borrower) and under the Amendment, each as modified from time to time hereafter.

           1.2 Paragraph 31 of the Deed of Trust is amended in its entirety to read as follows: "All Leases entered into after November 1, 1995 shall be subject to Beneficiary's approval, except as otherwise provided in the Assignment of Lessor's Interest in Leases executed concurrently with the First Amendment to this Deed of Trust."

           1.3 Paragraph 32 of the Deed of Trust is amended in its entirety to read as follows:

           (a) Except as expressly set forth in paragraph 32(b) below, the recourse of Beneficiary with respect to the obligations evidenced by the Note or set forth in any Loan Document shall be solely to the Property and, accordingly, except as expressly set forth in Paragraph 32(b) below, the obligations evidenced by the Note or set forth in the Loan Documents are non-recourse to anything other than the Property.

           (b) Notwithstanding anything to the contrary contained in this Deed of Trust or in any Loan Document, nothing shall be deeded in any way to impair, limit or prejudice the rights of Beneficiary:

                 (i)       in foreclosure proceedings or in any
ancillary proceedings brought to facilitate Beneficiary's foreclosure on the Property or any portion thereof;

                 (ii) to recover from Trustor damages or costs (including without limitation reasonable attorneys' fees) incurred by Beneficiary as a result of intentional waste of the Property by Trustor;

                 (iii) to recover from Trustor any condemnation or insurance proceeds attributable to the Property received by Trustor which were not paid to Beneficiary or used to restore the

                           Property in accordance with the terms of the
Deed of Trust;

                 (iv) to recover from Trustor any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Trustor following an Event of Default and not properly applied to the reasonable fixed and operating expenses and other proper expenses of ownership of the Property, including payments of the Loan;

                 (v) to recover from Trustor any loss or damage suffered by Beneficiary by reason of the Property being transferred in violation of Section 38.9 of the Deed of Trust and such transfer results in the Loan being a non-exempt prohibited transaction under ERISA; and in such case, Trustor fails to unwind or reverse the sale, conveyance, assignment, disposition or transfer within thirty (30) days following written notice from Beneficiary;

                 (vi) to exercise any other specific rights or remedies afforded Beneficiary under any provisions of the Loan Documents or at law or in equity provided that this clause (vi) shall not permit Beneficiary to pursue any action for a deficiency after a foreclosure or seek any other recovery based on personal liability except to the extent that Trustor may have personal liability under a provision of this Section 32(b) other than this clause 32(b) (vi);

                 (vii) to recover under that certain Guaranty of Payment dated October 29, 1987, executed by Encino Plaza in favor of Beneficiary;

                 (viii) to pursue any personal liability of Trustor under the Remediation and Indemnification Agreement;

                 (ix) to recover from Trustor damages or costs incurred by Beneficiary as a result of any breach or violation of paragraph 27 of the Deed of Trust (provided that in a case where Trustor demonstrates to the sole satisfaction of Beneficiary that such sale, conveyance, assignment or transfer shall have been unintentional, Trustor shall have thirty (30) days following written notice from Beneficiary to unwind or reverse the sale, conveyance, assignment or transfer); and

                 (x)       to recover from maker damages or costs
incurred by Beneficiary as a result of any actionable fraud or intentional misrepresentation by Trustor in connection with the Property, the Loan Documents or the Loan.

      (c) The agreement contained in this Paragraph 32 to limit the personal liability of Trustor shall become null and void and of no further force or effect in the event that the Property or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Trustor shall be personally liable for repayment but only to the extent of the dollar amount that Trustor is personally liable with respect to the additional encumbrance (provided, however, a letter of credit given to such subordinate mortgagee as additional collateral shall not cause the obligation secured thereby to be deemed recourse and provided further that this clause (c) shall not apply to liability which is recourse only under one or more conditions substantially similar to Section 32(b) and (c) of this Deed of Trust unless recourse liability actually occurs under said voluntary lien);

      (d) Notwithstanding anything to the contrary contained herein, Beneficiary's recourse shall be limited to the assets owned by Encino Plaza, JMB Income Properties, Ltd.-XII, and Illinois limited partnership, and/or JMB Income Properties, Ltd.-XIII, an Illinois limited partnership. Without limitation on the preceding sentence, in no event shall any of the JMB Realty Corporation, a Delaware corporation ("JMB Corp."), Income Partners-XII, an Illinois limited partnership, Income Associates-XII, an Illinois limited partnership, Income Associates-XIII, an Illinois general partnership, JMB Properties-XIII, Inc., an Illinois corporation, or any other person or entity which is now or hereafter a partner in JMB Income Properties, Ltd.-XII or JMB Income Properties, Ltd.-XIII, or any officer, employee or director of any of them, have any personal liability, directly or indirectly, under or in connection with this Deed of Trust or any other document or instrument evidencing, securing or executed in connections with the Loan.

      For purposes of the Deed of Trust and the Loan Documents, neither the negative capital account of any constituent partner and Trustor, nor any obligation of any constituent partner and Trustor, to restore a negative capital account or to contribute capital to Trustor, or to other constituent partners and Trustor, shall be deemed at any time to be the property or an asset of Trustor, or any such other constituent partner (and neither Beneficiary not any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

As used herein, a constituent partner in Trustor means a partner in Trustor on in any partnership that has a direct or indirect interest (through one or more partnerships) in Trustor."

           1.4 Paragraph 33 of the Deed of Trust is amended by deleting all of Paragraph 33 appearing on page 17 thereof and the portion of Paragraph 33 starting at the top of page 18 thereof and ending with the line of "prepayment privilege fee required under the prepayment privilege" on page 18 thereof.

           1.5 Beneficiary agrees that the conversion of Trustor from a general partnership to a limited partnership shall be permitted under the Deed of Trust and shall not be an Event of Default; provided that (a) there is no change in control of Trustor, (b) the limited partnership expressly assumes (subject to the limitations on liability set forth in the Loan Documents) all of Trustor's obligations under the Loan Documents and the Remediation and Indemnification Agreement and (c) Beneficiary receives within 30 days after that conversion California and Illinois UCC-1 Financing Statements executed by the limited partnership in substantially the same for as those filed in connection with the Amendment, and Trustor pays all reasonable costs and fees in connection with the preparation and filing thereof.

           1.6 The following new paragraph 34-38 are hereby added to the Deed of Trust:

           34. CERTAIN DEFINED TERMS: As used in this Deed of Trust the following in terms shall have the following meanings; other terms are defined where they appear in this Deed of Trust"

           EVENT OF DEFAULT: As defined in Paragraph 36.1 hereof.

           FIXTURES: All fixtures located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, including boilers, furnaces, pipes, plumbing, elevator, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilation, air conditioning and air cooling equipment, whether or not permanently affixed to the Land or the Improvements.

           IMPOUND ACCOUNT: The account that Trustor may be required to maintain pursuant to a Paragraph 26 hereof for the deposit of amounts required to pay real estate taxes and assessments and insurance premiums.

           IMPROVEMENTS: All buildings and other improvements and appurtenances located on the Land, including surface improvements, such as parking areas and landscaping structures and all improvements, additions and replacements thereof, and other buildings and improvements, at any time hereafter constructed or placed upon the Land.

           INDEBTEDNESS: The principal of and all other amounts, payments and premiums due under the Note and any extensions or renewals thereof (including extension or renewals at a different rate of interest, whether or not evidenced by a new or additional promissory note or notes), and additional advances under, evidenced by and/or secured by the Loan Documents, plus interest on all such amounts.

           INVENTORY: The personal property Inventory certified by Trustor by Owner's Affidavit of even date herewith.

           LEASES: Any and all leasehold interests, including subleases and tenancies following attornment, now or hereafter affecting or covering any part of the Property.

           LOAN: The loan from Beneficiary to Trustor evidenced by the Note.

           LOAN DOCUMENTS: The Note, the Assignment of Agreements, the Assignment of Lessor's Interest in Leases and all other documents executed by Borrower, with the exception of the Remediation and Indemnification Agreement, evidencing or securing the Loan, the payment of the Indebtedness or the performance of the Obligations.

           NOTE: The Amended and Restated Promissory Note of even date with the First Amendment to this Deed of Trust executed by Trustor in the original principal amount of Twenty Four Million Nine Hundred Seventy Thousand One Hundred Forty Eight and 38/100ths Dollars ($24,970,148.38), payable to

Beneficiary or its order, and all modifications, renewals or extensions thereof.

           OBLIGATIONS: Any and all of the covenants, promises and other obligations (including, without limitation, the Indebtedness) made or owing by Trustor to or due to Beneficiary under and/or as set forth in the Loan Documents.

           PERSON: Any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

           PERSONALITY: Trustor's right, title and interest in the following: all personal property (other than Fixtures) now or hereafter located in, upon or about or collected or used in connection with the Property, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and the cash and noncash proceeds thereof, including all property listed in the Inventory, the Impound Account, all goods, documents, instruments and chattel paper, all drawings, plans and specifications, all causes of action and recoveries now or hereafter existing for any loss or diminution in value of the Property, all licenses, governmental authorizations or permits pertaining to the Property or the development, ownership, management or operation thereof, all trademarks, service marks, designs, logos, names or similar identifications pertaining to the Property, and all accounts, contract rights and general intangibles (including, without limitation, any insurance proceeds and condemnation awards or compensation) arising out of or incident to the ownership, development or operation of the Property including, without limitation, all personal property described in the UCC-1 Financing Statement executed by Trustor of even date with the First Amendment to this Deed of Trust, which is incorporated herein by this reference, and all furniture, furnishings, equipment, machinery, construction materials and supplies, leasehold interests in personal property and the Leases.

           PROPERTY: As defined in the above granting paragraph of this Deed of Trust together with the Personality.

           RECEIVER: Any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

           REMEDIATION AND INDEMNIFICATION AGREEMENT: The Hazardous Substances Remediation and Indemnification Agreement of even date with the First Amendment to this Deed of Trust executed by Trustor in favor or Beneficiary.

           35. AFFIRMATIVE COVENANTS. Trustor hereby covenants and agrees as follows:

           35.1  INSURANCE.

           A. Trustor, at its sole cost and expense, will keep and maintain for the mutual benefit of Trustor and Beneficiary, the following policies of insurance:

                 (1) Insurance against loss or damage to the Property by fire and other risks covered by insurance commonly known as the broad form of extended coverage, including losses sustained by reason of riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance, flood (if the Property is located in a HUD designated special flood hazard area), and against such other risks or hazards as Beneficiary from time to time reasonably may designate, in an amount equal to one hundred percent (100%) of the then "full replacement cost" of the Improvements, the Fixtures and the Personalty, without deduction for physical depreciation.

                 (2) Rental income insurance against loss of income in an amount not less than twelve (12) months rental and taxes and other operating expense reimbursements or payments at then-current income levels.

                 (3) Comprehensive General Liability insurance including broad form property damage, contractual liability and personal injury or death coverage, with a combined single limit of at least $5,000,000.

                 (4) "Builders Risk" insurance, during any material construction, repair, replacement, renovation or alteration of the Improvements, in such amounts as are reasonably approved by Beneficiary.

                 (5) If applicable, boiler and machinery insurance covering boilers and other pressure vessels, the air conditioning system, high pressure piping and other machinery and equipment required for the operation of the Property.

                 (6) Such other insurance, and in such amounts, as may from time to time be reasonably required by Beneficiary.

           B. Upon Beneficiary's written request, Trustor shall provide Beneficiary with satisfactory evidence of compliance with applicable requirements for Worker's Compensation insurance and of employee automobile coverage.

           C.  All policies of insurance required by this Deed of Trust
(i) shall be satisfactory in form and substance to

Beneficiary and written with companies having an A.M. Best rating of at least B+ XII and reasonably satisfactory to Beneficiary, (ii) shall name Beneficiary as an additional insured as it interests may appear, (iii) shall contain a Standard Lender's Loss Payable endorsement and other non-contributory standard mortgagee protection clauses acceptable to Beneficiary, and at Beneficiary's option, a waiver of subrogation rights by the insurer, (iv) shall contain an agreement by the insurer that such policy shall not be amended or cancelled without at least thirty (30) days' prior written notice to Beneficiary, (v) shall be in the full replacement cost of the Improvements, without deduction for physical depreciation and
(vi) shall contain such other provisions as Beneficiary deems reasonably necessary or desirable to protect its interests. Any policies containing a coinsurance clause shall include a replacement cost endorsement adequate to ensure that the coinsurance clause is rendered inoperative.

           D. In the event a blanket policy is submitted to satisfy Trustor's responsibilities under this Paragraph 3.2, in addition to such other requirements set forth herein, Trustor shall deliver to Beneficiary a certificate from such insurer indicating that Beneficiary is an insured under such policy and designating the amount of such insurance applicable to the Property.

           E. Trustor shall furnish evidence, satisfactory to Beneficiary, that Trustor's insurance coverage is sufficient after payment of any deductible (assuming the total destruction of the Property) to permit Trustor to rebuild the Improvements (including basic tenant improvements) and to replace the Fixtures and Personalty in such manner as to enable the Property to be operable and rentable as it is currently rented and operated.

           F. Self-insurance (other than the applicable deductibles approved by Beneficiary) shall not be employed to satisfy the requirements of this Paragraph 3.2.

           G. All of Trustor's right, title and interest in and to all policies of property insurance and any unearned premiums paid thereon are hereby assigned (to the fullest extent assignable) to Beneficiary who shall have the right, but not the obligation, to assign the same to any purchaser of the Property at any foreclosure sale.

           H. Prior to the expiration dates of any policy previously furnished pursuant to this Paragraph 3.2, Trustor shall provide Beneficiary with a certificate with respect to the renewal policies together with evidence reasonably satisfactory to Beneficiary of Trustor's payment of the applicable premiums.

           35.2 INSPECTION OF PROPERTY. Trustor hereby grants to Beneficiary, its agents, employees, consultants and contractors, the right to enter upon the Property for the purpose of making any and all inspections, reports, tests (including, without limitation, soils borings, ground water testing, wells and/or soils analysis), inquiries and reviews as Beneficiary (in its sole and absolute discretion) may deem necessary to assess the then current condition of the Property. Beneficiary shall provide Trustor with three (3) business day's notice of such entry; provided, however, that Trustor's consent shall not be required for such entry or for the performance of such tests. Beneficiary agrees that unless an Event of Default has occurred and remains uncured it shall not perform any invasive testing of the Property without Trustor's prior consent, which Trustor may condition upon receipt of an agreement satisfactory to Trustor and Beneficiary pursuant to which Beneficiary agrees to be responsible for any increased liabilities caused by Beneficiary's requested invasive testing.

           35.3 TAX RECEIPTS. Trustor will deliver to Beneficiary, within seven (7) days after the demand made therefor, bills showing the payment to the extent then due of all taxes, assessments (including, without limitation, those payable in periodic installments), and any Imposition that may have become a lien upon the Property or any part thereof.

           35.4 PREPAYMENT. Trustor may prepay the Loan only on the terms and conditions set forth in the Note and Trustor shall pay Beneficiary prepayment charges, if any, in respect of any prepayment, whether voluntary or involuntary, as required by and on the terms and conditions set forth in the Note.

           36.  EVENTS OF DEFAULT AND REMEDIES OF BENEFICIARY

           36.1  EVENTS OF DEFAULT.

           A. If one or more of the following events shall have occurred and be continuing:

                (1) Trustor shall fail to pay when within five (5) days of the date due any installment of interest or principal under the Note or any other part of the Indebtedness that has a stated due date, or, in the case of any other monetary payment, Trustor shall fail to make such payment within five (5) days after Trustor's receipt of written notice that such payment is due;

                 (2) Trustor shall fail to timely observe, perform or discharge any Obligation contained in any of the Loan Documents, other than as described in Paragraphs 36.1A(1), (3), (4), (5), (6), and (7), and any such failure shall remain unremedied for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan Document (the "Grace Period") after notice to Trustor of the occurrence of such failure; provided, however, that the Grace Period may be extended to ninety (90) days if: (a) Beneficiary determines in good faith that (i) such default cannot be cured within the Grace Period but can be cured within ninety (90) days, (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the completion of such cure, and (iii) Beneficiary's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property of Beneficiary's security interest therein, and (b) Trustor shall immediately commence and diligently pursue the cure of such default;

                (3) Trustor, as lessor or sublessor, as the case may be, shall assign the rents or income of the Property or any part thereof (other than to Beneficiary) without first obtaining the written consent of Beneficiary;

                (4)  [intentionally omitted]

                (5) Any representation or warranty made by Trustor in, under or pursuant to the Loan Documents was false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

                (6)  Except as otherwise permitted by the Loan Documents,
(i) Any claim or lien shall be filed against the Property or any part thereof, whether or not such lien shall be prior to this Deed of Trust, which shall be maintained for a period of forty-five (45) days without discharge, satisfaction or adequate bonding in accordance with the terms of this Deed of Trust; (ii) the existence of any interest in the Property other than the Permitted Exceptions, those of Trustor, Trustee, Beneficiary and any tenants in the Property; or (iii) the sale, hypothecation, conveyance or other disposition of the Property without the prior written consent of Beneficiary except as the result of the condemnation of a non-material part of the Property; or

                (7) Any of the Loan Documents, at any time after their respective execution and delivery and for any reason, other than an act or omission of Beneficiary, shall cease to be in full force and effect or be delclared null and void, or cease to constitute valid and subsisting liens and/or valid and perfected security interests in and to the Property and Trustor shall have failed to execute and deliver such documents as Beneficiary may reasonably request to cause such documents to be restored to full force and effect or such liens to be restored and perfected, or Trustor shall contest or deny in writing that it has any further liability or obligation under any of the Loan Documents.

      THEN and in any such event Beneficiary may, by written notice delivered to Trustor, which notice specifically states the occurrence of an Event of Default, declare Trustor to be in default. Upon the occurrence of such event and the giving of such notice, the same shall constitute an event of default (an :Event of Default").

               B. It shall constitute an Event of Default hereunder without the requirement of any notice if one or more of the following events shall have occurred and be continuing:

                 (1) (i) The entry of an order for relief under Title 11 of the United States code as to Trustor, any general partner of Trustor (other than Encino Plaza), any parent company of such partner, or any owner of the Property or any interest therein or the adjudication of Trustor (other than Encino Plaza), any general partner of Trustor, or any owner of the Property as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act; (ii) the commencement by Trustor (other than Encino Plaza), and general partner of Trustor, any parent company of such partner, or any owner of the Property or any interest therein of any case, proceeding or other action seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors; (iii) consent to acquiescence in or attempt to secure the appointment of any Receiver of all or any substantial part of its properties or of the Property by Trustor, any general partner of Trustor (other than Encino Plaza), any parent company of such partner, or any owner of the Property or any interest therein; (iv) Trustor, any general partner of Trustor (other than Encino Plaza), and parent company of such partner, or any owner of the Property or any interest therein shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or (v) Trustor, any general partner of Trustor (other than Encino Plaza), any parent company of such partner, or any owner of the Property or any interest therein shall take any action to authorize any of the acts set forth above; or

                 (2) Any case, proceeding or other action against Trustor, any general partner of Trustor (other than Encino Plaza), any parent company of such partner, or any owner of Property or any interest therein shall be commenced seeking to have an order for relief entered against such party as a debtor or seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking the appointment of any Receiver for Trustor, any general partner thereof (other than Encino Plaza), any parent company of such partner, or any owner of the property or any interest therein or for all or any substantial part of its property or the Property, and such case, proceeding or other action remains undismissed for an aggregate of sixty (60) days (whether or not consecutive) or Trustor or such owner or general partner or parent company during the period of its ownership fails to proceed diligently during such sixty (60) day period to have such proceeding or other action dismissed.

           C. Upon the occurrence of any Event of Default, Beneficiary may at any time declare all of the Indebtedness to be due and payable and the same shall thereupon become immediately due payable, together with any prepayment fee due in accordance with the terms of the Note, without any further presentment, demand, protest or notice of any kind. Beneficiary may in its sole discretion, also do any of the following:

                 (1) in person, by agent, or by a Receiver, and without regard to the adequacy of security, the solvency of Trustor or the condition of the Property, enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee and do any acts which Beneficiary deems necessary to preserve the value, marketability or rentability of the Property; sue for or otherwise collect the rents, issues and profits therefrom, including those past due and unpaid, and apply the same, less cost and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, against the Indebtedness, all in such order as beneficiary may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. In no event, however, shall the Beneficiary (nor any successor or assignee of Beneficiary) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Trustor to third parties pursuant to the foregoing. Any document, agreement or instrument executed by Beneficiary with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Trustor set forth in Paragraph 32 of this Deed of Trust;

                 (2) commence an action to foreclose this Deed of Trust in the manner provided under this Deed of Trust or by law;

                 (3) with respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Land, or proceed to sell said Personalty separately and without regard to the Land in accordance with Beneficiary's rights and remedies as to personal property;

                 (4) deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record.

           36.2 PROTECTION OF SECURITY. If an Event of Default shall have occurred and be continuing, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligations or defaults hereunder, may:
(i) perform any act in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the obligations or the Indebtedness, the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase or compromise any encumbrance, charge or lien that in the judgement of Beneficiary or Trustee is prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees. In no event, however, shall the Beneficiary (nor any successor or assignee of Beneficiary) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Trustor to third parties pursuant to the foregoing. Any document, agreement or instrument executed by Beneficiary with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Trustor set forth in Paragraph 32 of this Deed of Trust. Trustor agrees that all sums expended by Trustee or Beneficiary pursuant to this paragraph, together with interest at the Secondary Interest Rate from the date of expenditure by Beneficiary, shall be added to the principal amount of the Indebtedness secured by the Loan Documents and this Deed of Trust and shall be payable by Trustor to beneficiary upon demand.

           36.3 RECEIVER. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of strict right and without notice to Trustor or anyone claiming under Trustor, except such minimal notice to Trustor as may be required by the applicable court in connection with an ex parte application, and without regard to the then value of the Property, shall gave the right to apply ex parte to any court having jurisdiction to appoint a Receiver to enter upon and take possession of the Property, and Trustor hereby waives notice of any application therefor, except such minimal notice to Trustor as may be required by the applicable court in connection with an ex parte application, provided a hearing to confirm such appointment with notice to Trustor is set within the time required by law. Any such Receiver shall have all the powers and duties of Receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

           36.4 REMEDIES CUMULATIVE. All remedies of Beneficiary provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Loan Documents.

           36.5 CURING OF DEFAULTS. If Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Trustor's part to be performed and complied with under this Deed of Trust, any of the other Loan Documents or any other agreement that, under the terms of this Deed of Trust, Trustor is required to perform, then Beneficiary, and without waiving or releasing Trustor from any of the Obligations, may, in its sole discretion:

                 (i) take out, pay for and maintain any of the insurance policies provided for therein; and/or

                 (ii) after the expiration of any applicable grace period or notice and cure period make any payments thereunder payable by Trustor and subject to Trustor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Property for such purpose.

All sums so paid out of Beneficiary's own funds and all reasonable costs and expenses incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Secondary Interest Rate from the respective dates of Beneficiary's making of each such payment, shall be added to the principal of the Indebted-ness, shall be secured by the Loan Documents and by the lien of this Deed of Trust, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be payable by Trustor to Beneficiary or demand.

           37.  SECURITY AGREEMENT AND FIXTURE FILING

           37.1 GRANT OF SECURITY INTEREST. Trustor hereby grants to Beneficiary a security interest in and to all Trustor's right, title and interest now owned or hereafter acquired in and to the Personalty and the Fixtures (collectively, the "Collateral").

           37.2 REMEDIES. This Deed of Trust constitutes a security agreement with respect to the Collateral in which Beneficiary is hereby granted a security interest. In addition to the rights and remedies provided under this Deed of Trust, Beneficiary shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code as well as all other rights and remedies available at law or in equity. Trustor hereby agrees to execute and deliver on demand and irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Trustor to, at Trustor's expense, execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. In no event, however, shall the Beneficiary (nor any successor or assignee of Beneficiary) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Trustor to third parties pursuant to the foregoing power of attorney. Any document, agreement or instrument executed by Beneficiary with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Trustor set forth in Paragraph 32 of this Deed of Trust. Upon the occurrence of any event of Default, Beneficiary shall have
(i) the right to cause any of the Collateral which is personal property to be sold at any one or more public or private sales as permitted by applicable law and to apply the proceeds thereof to the Indebtedness or any other monetary obligation of Trustor to Beneficiary, and (ii) the right to apply to the Indebtedness or any other monetary obligation of Trustor to Beneficiary, any Collateral which is cash, negotiable documents or chattel paper. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Any Person, including, without limitation, both Trustor and Beneficiary, shall be eligible to purchase any part or all of such Personalty at any such disposition.

           37.3 EXPENSES. Expenses o retaking, holding, preparing for sale, selling or the like pertaining to the Collateral shall be borne by Trustor and shall include Beneficiary's and Trustee's reasonable attorneys' fees and legal expenses. Trustor, upon demand of Beneficiary shall assemble the Collateral and make it available to Beneficiary at the Property, a place which is hereby deemed to be reasonably convenient to Beneficiary and Trustor. Beneficiary shall give Trustor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other intended disposition is to be made. Any such notice sent to Trustor in the manner provided for the mailing of notices herein is hereby deemed to be reasonable notice to Trustor.

           37.4 FIXTURE FILING. This Deed of Trust constitutes a financial statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Land is located with respect to any and all Fixtures included within the term "Property" as used herein and with respect to any goods, Personalty or other personal property that may now be or hereafter become Fixtures.

           37.5 WAIVERS. Trustor waives (a) any right to require Beneficiary to (i) proceed against any Person, (ii) proceed against or exhaust any Collateral or (iii) pursue any other remedy in its power; and
(b) any defense arising by reason of disability or other defense of Trustor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Trustor or any other Person. Until the Indebtedness shall have been paid in full, Trustor shall not have any right subrogation, and Trustor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against Trustor or against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Beneficiary.

           38.  MISCELLANEOUS

           38.1 NO WAIVER. No waiver by Beneficiary of any default or breach by Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default expressly referenced in the waiver and such waiver shall operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Beneficiary to or of any act by Trustor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

           38.2 JOINDER OF FORECLOSURE. Should Beneficiary hold any other or additional security for the payment of the Indebtedness or performance of the Obligations, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. In addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by law to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

           38.3 GOVERNING LAW. The parties expressly agree that this Deed of Trust (including, without limitation, all questions regarding permissible rates of interest) shall be governed by and construed in accordance with the laws of the state in which the Land is located.

           38.4 SUBORDINATION. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Beneficiary and recording thereof in the Official Records of the County in which the Land is located or unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Beneficiary, in its reasonable judgement, shall determine are appropriate, and Trustor shall not be obligated to pay any cost or expense incurred in connection with the issuance thereof.

           38.5 WAIVER OF STATUTE OF LIMITATIONS AND RIGHTS TO TRIAL BY JURY. The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust and the right to a jury trial in any action under or relating to the Loan Documents is hereby waived, to the fullest extent allowed by law.

           38.6 PERSONALTY SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the

Indebtedness secured hereby without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power where exercised hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

           38.7 USURY. In the event that Beneficiary determines that any charge, fee or interest paid or agreed to be paid in connection with the Loan may, under the applicable usury laws, cause the interest rate on the Loan to exceed the maximum permitted by law, then such charges, fees or interest shall be reduced and any amounts actually paid in excess of the maximum interest permitted by such laws shall be applied by Beneficiary to reduce the outstanding principal balance of the Loan. The parties intend that Trustor shall not be required to pay, and Beneficiary shall not be entitled to collect, interest in excess of the maximum legal rate permitted under the applicable usury law.

           38.8 INFORMATION REPORTING UNDER IRC SECTION 6045(e). Any information returns or certifications that must be filed with the Internal Revenue Service and/or provided to other parties, pursuant to Internal Revenue Code Section 6045(e) shall be prepared, filed by and sent to the appropriate parties by Trustor. To the extent permitted by law, Beneficiary shall have no responsibility to perform such services; provided however, upon demand Trustor shall reimburse Beneficiary for any costs incurred by Beneficiary in doing so and shall also pay such fee as Beneficiary may reasonably and lawfully request. Beneficiary shall, where requested by Trustor, promptly supply Trustor with all information pertaining to Beneficiary reasonably required by Trustor to prepare and file any such return or certification. Trustor shall indemnify Beneficiary and defend, protect and hold Beneficiary harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Beneficiary may incur, directly or indirectly, as a result of or in connection with assertion against Beneficiary of any claim relating to the failure of Trustor to comply with its obligations under this Paragraph.

           38.9  ERISA.

           A. Beneficiary represents and warrants to Trustor that, as of the date of the recording of this Deed of Trust, the source of funds from which Beneficiary extends the Loan is its general account, which is subject to the claims of its general creditor under state law and not from any
account holding "plan assets" within the meaning of 29 C.F.R.   2510.3-

101 or assets of any "governmental plan" within the meaning of Section 3(32) of the Employee Retirement Income Security Act of 1974, as amended (ERISA"). For so long as the Prudential Insurance Company of America is the Beneficiary hereunder, it shall not allocate all or any portion of the Loan to any separate account other than its general account.

           B. Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust and so long as JMB Encino Partnership is Trustor hereunder (i) Trustor is not an "employee benefit plan" as defined in Section 3 (3) ERISA, which is subject to Title I of ERISA, and (ii) the assets of Trustor do no constitute "plan assets" or one or more such pans within the meaning of 29 C.F.R. Section 2510.3-101.

           C. Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust, Trustor is not a "governmental plan" within the meaning of Section 3 (32) of ERISA.

           D. Trustor covenants and agrees to deliver to Beneficiary prior to recordation of this Instrument and, subject to the provisions of
Section 38.9.G, as reasonably requested by Beneficiary from time to time throughout the term of the Loan, a certification that the assets of Trustor do not constitute "plan assets" of any employee benefit plan or governmental plan within the meaning of 29 C.F.R. 2510.3-101, because one or more of the following is true:

                 (1) Equity interests in Trustor are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b) (2);

                 (2) Less than twenty-five percent (25%) of all equity interests in Trustor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f) (2); or

                 (3) Trustor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

           E. Any of the following shall constitute an Event of Default entitling Beneficiary to exercise any and all remedies to which it may be entitled under the Loan Documents: (i) the failure of any representation or warranty made by Trustor under this Paragraph 38.9 to be true and correct in all respects, (ii) the failure of Trustor to provide Beneficiary with the written certifications referred to in 38.9.D above, or (iii) failure of the Trustor to indemnify and defend and hold the Beneficiary harmless in accordance with any provisions of this Section 38.9 or (iv) failure of Trustor to comply with any of the terms, conditions or requirements of this Section 38.9.

           F. Trustor shall indemnify, protect and defend and hold Beneficiary harmless from and against all loss, cost, damage and expense (incurring, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary's sole discretion) that beneficiary may incur directly or indirectly, as a result of a default under Paragraph 38.9.E hereof. This indemnity shall survive any termination, satisfaction or foreclosure of the Deed of Trust.

           G. (1) Subject to the following provisions of this Section 38.9.G, not less than thirty-five (35) days before consummation of a direct or indirect transfer of title to, or a ground lease interest in, the Property or any portion thereof or any interest therein, or a placement of a subordinate lien on the Property or any portion thereof (each of which is referred to below as a "Transfer") to an "employee benefit plan" or a "governmental plan" or an entity holding "plan assets," Trustor shall provide notice to Beneficiary of the proposed Transfer, that the proposed buyer, assignee, lienholder or transferee is an employee benefit plan or governmental plan. Upon consummation of a Transfer permitted hereunder and under Article 27 hereof, Trustor shall obtain from the proposed buyer, assignee, lienholder or transferee a representation to Beneficiary in form and substance satisfactory to Beneficiary that the representations in
Section 38.9.B, C and D, will be true after the Transfer, and the agreement of any proposed lienholder or ground lessor that any direct or indirect transfer of its lien or leasehold interest or any interest therein will be governed by this Section 38.9.G and that it shall obtain from its transferee the representations described in Section 38.9; provided, however, that:

                 (a) the representations and agreements otherwise required by this sentence shall not be applicable with respect to transfer of the entire Property to "employee benefit plan," "governmental plan" or entity which holds "plan assets" which is permitted under Section
38.9.G(2); and

                 (b) the representations otherwise required by this sentence shall not be applicable (but the agreements required of the lienholder or ground lessor shall be applicable) with respect to the placement of subordinated lien on the entire Property if the lienholder is an "employee benefit plan," "governmental plan" or entity which holds "plan assets" and the lienholder represents that (x) if the lienholder is an "employee benefit plan," at the time the subordinated lien transaction occurred, the lienholder was represented by a qualified professional asset manager (as defined in Prohibited Transaction Exemption 84-14) and, for the duration of this Deed of Trust any action or transaction with respect to the lien will be taken on its behalf by the qualified professional asset manager or (y) that any transaction during the term of this Deed of Trust between the lienholder and the Beneficiary shall be exempt from the prohibited transaction rules of ERISA and any comparable rules governing governmental plans by reason of any other applicable exemption.

Notwithstanding the first two sentences of this Section 38.9.G(1), no certification to Beneficiary at the time of the Transfer, consent from Beneficiary or notification to Beneficiary shall be required for transfers of interests from time to time (i) in JMB Realty Corporation, (ii) in JMB Institutional Realty Corporation (iii) in enties controlled by or under common control with JMB Realty Corporation or JMB Institutional Realty Corporation (provided that as a result of the transfer no "employee benefit plan" or "governmental plan" will acquire an interest in such entities),
(iv) within Trustor, so long as such transfer will not result in a violation of Trustor's representations and warranties set forth in Section 38.9.

                 (2) Trustor shall not consummate a proposed transfer of the Property or any portion thereof to an "employee benefit plan," "governmental plan" or entity which holds "plan assets" if Beneficiary after receiving timely notice of the proposed Transfer, provides notice to Trustor not more than ten (10) days after notice is received from Trustor of the Transfer, that such Transfer might reasonably be viewed as causing the loan transaction (or any exercise of Beneficiary's rights under the Loan Documents) to be a violation of ERISA or any applicable state statute regulating a governmental plan at the time of Transfer, Beneficiary's notice shall state the facts and reasons upon which Beneficiary relied in deciding that the proposed Transfer might reasonably be viewed as causing the Loan or the exercise of Beneficiary's rights under the Loan Documents to violate ERISA or any applicable state statute at the time of the Transfer. Notwithstanding the foregoing, Trustor may consummate the proposed Transfer if Trustor in its sole discretion believes that based upon the facts set forth in Beneficeary's notice, the proposed Transfer does not cause the Loan or the exercise of Beneficiary's rights under the Loan Documents to violate ERISA or any applicable state statute, at the time of the Transfer, provided, however, that Trustor shall indemnify Beneficiary and defend and hold Beneficiary harmless from and against all loss, liability, claim, judgement, cost, damage and expense that beneficiary shall incur, directly or indirectly, as a result of a violation of ERISA or any applicable state stature regulating fiduciary obligations relating to the investment of governmental plans that results from a Transfer under this
Section 38.9 (including but not limited attorney's fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, or in obtaining any individual prohibited transaction exemption that may reasonably be required in Beneficiary's sole discretion); and further provided, however that Trustor shall have no liability to Beneficiary under the foregoing indemnity for any loss resulting from a Transfer based upon any misrepresentation, incorrect statement of fact, or omission of fact by Beneficiary in said notice. The foregoing indemnity shall survive repayment of the Loan and release, satisfaction or assignment of this Deed of Trust. The foregoing indemnity notwithstanding, however, Trustor shall have no liability to Beneficiary under the foregoing indemnity for a loss resulting from (i) the misrepresentation to Beneficiary or Trustor by a buyer, assignee or transferee (referred to as a "transferee" with respect to such transferee's ERISA status or identity as, or relationship to a government plan, or (ii) any action taken by the transferee in violation of the restrictions on transfer set forth in this Section 38.9. To the extent that the transferre shall assume the obligations under the Loan Documents, including the provisions of this Section 38.9, arising subsequent to the date of transfer, and further shall be personally liable to Trustor of Beneficiary with respect to such transferee's ERISA status or identity as, or relationship to, a governmental plan, and upon such assumption by the transferee of any obligations under the Loan Documents, the Trustor shall be released from such liability as is assumed by the transferee hereunder arising subsequent to the date of transfer.

           H. Anything in this Deed of Trust to the contrary notwithstanding:

                 (1) Not less than thirty-five (35) days before consummation of any sale, assignment or transfer of any direct or indirect interest in the Loan (a "Transfer") to an "employee benefit plan" or a "governmental plan" or an entity holding "plan assets, "Beneficiary shall provide notice to Trustor of the proposed Transfer and of the proposed buyer, assignee or transferee and whether the buyer, assignee or transferee is an employee benefit plan or governmental plan or an entity that holds plan assets, and the name of any such employee benefit plan or governmental plan.

                 (2) Beneficiary shall not consummate the proposed Transfer if Trustor, after receiving timely notice of the proposed Transfer, provides notice to Beneficiary but not more than ten
(10) days after notice is received from Beneficiary of the Transfer, that such Transfer might reasonably be viewed as causing the loan transaction (or any exercise of Trustor's rights (or satisfaction of Trustor's obligations) under the Loan Documents) to be a violation of ERISA or any applicable state statute regulating a governmental plan at the time of the Transfer. Trustor's notice shall state the facts and reasons upon which Trustor relied in deciding that the proposed Transfer might reasonably be viewed as causing the Loan or the exercise of Trustor's rights (or satisfaction of Trustor's obligations) under the Loan Documents to violate ERISA or an applicable state statute at the time of the Transfer. Notwithstanding the foregoing, Beneficiary may consummate the proposed Transfer if Beneficiary in its sole discretion believes that based upon the facts set forth in Trustor's notice, the proposed Transfer does not cause the Loan or the exercise of Trustor's rights (or satisfaction of Trustor's obligations) under the Loan Documents to violate ERISA or an applicable state statute, at the time of the Transfer, subject, however, to the indemnity provisions of Section 38.9.H(3).

                 (3) Beneficiary shall indemnify Trustor and hold Trustor harmless from and against all loss, liability, claim, judgement, cost, damage and expense that Trustor shall incur, directly or indirectly, as a result of violation of ERISA or an applicable state statute regulating fiduciary obligations relating to the investment of governmental plans that results from the failure of any representation or warranty made by Beneficiary under this Section 38.9 to be true and correct in all respects, the failure of the beneficiary to provide Trustor with the written notices required under Section 38.9.H(1) or a transfer under Section 38.9.H(2) (including but not limited to attorney's fees and cost incurred in correcting any prohibited transaction, or in obtaining any individual prohibited transaction, or in obtaining any individual prohibited transaction exemption that may reasonably be required in Trustor's sole discretion); provided, however, that Beneficiary shall have no liability to Trustor under the foregoing indemnity for any loss resulting from a Transfer under Section 38.9.H(2) based upon any misrepresentation, incorrect statement of fact, or omission of fact by Trustor in said notice.

The foregoing indemnity shall survive the termination, assignment, satisfaction or foreclosure of this Deed of Trust. The foregoing indemnity notwithstanding, however, Beneficiary shall have no liability to Trustor under the foregoing indemnity for a loss resulting from (i) the misrepresentation to Trustor or Beneficiary by a buyer, assignee or transferee (referred to as a "transferee") with respect to such transferee's ERISA status or identity as, or relationship to, a government plan, or (ii) any action taken by the transferee, as Beneficiary in violation of the restrictions on transfer set forth in this Section 38.9. To the extent that the transferee, as Beneficiary shall assume all of Beneficiary's obligations under the Loan Documents, including the provisions of this
Section 38.9, arising subsequent to the date of transfer, and further shall be personally liable to Trustor or Beneficiary with respect to such transferee's ERISA status or identity as, or relationship to, a governmental plan, and upon such assumption by the transferee of the Beneficiary's obligations under the Loan Documents, the beneficiary shall be released form such liability as is assumed by the transferee hereunder arising subsequent to the date of transfer.

                 (4) Trustor shall have no right of set-off or defense to the payment or performance of any obligation under the Loan Documents as a result of any violation of this Paragraph by Beneficiary.

           38.10 CERTAIN OBLIGATIONS UNSECURED. Notwithstanding anything to the contrary set forth herein or any of the Loan Documents, this Deed of Trust shall not secure the following obligations (the "Unsecured Obligations"): (i) any obligations evidenced by or arising under the Remediation and Indemnification Agreement, and (ii) any other obligations in this Deed of Trust or in any of the other Loan Documents to the extent that such other obligations relate specifically to the presence on the Property of Hazardous Materials (as defined in the Remediation and Indemnification Agreement) and are the same or have the same effect as any of the obligations evidenced by or arising under the Remediation and Indemnification Agreement. Any breach or default with respect to the Unsecured Obligations shall constitute an Event of Default hereunder, notwithstanding the fact that such Unsecured Obligations are not secured by this Deed of Trust. Nothing in this section shall, in itself, impair or limit Beneficiary's right to obtain a judgement in accordance with applicable law after foreclosure for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure."

           2. NO OTHER MODIFICATION. Except as expressly modified hereby, the Deed of Trust remains in full force and effect.

               IN WITNESS WHEREOF, Trustor and Beneficiary have caused this Modification to be duly executed as of the date first written above.
                      "Trustor":

                      JMB ENCINO PARTNERSHIP,
                      a California general partnership


                      By:  JMB FIRST FINANCIAL ASSOCIATES
                           Its general partner

                           By:   JMB INCOME PROPERTIES, LTD.-XII
                                 Its general partner, and

                                 By:  JMB REALTY CORPORATION
                                      Its general partner

                                 By:
                                      K. JAY WEAVER
                                      [Printed Name and Title]

                           "Beneficiary":

                           THE PRUDENTIAL INSURANCE COMPANY OF
                           AMERICA, a New Jersey corporation

                           By    CAROL WEISS, Vice President
                                 [Printed Name and Title]

State of ILLINOIS)
                 )
County of COOK   )


On OCTOBER 30, 1995 before me, KAREN M. NAVASSI, Notary Public, personally appeared K. JAY WEAVER, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                         KAREN M. NARCISSI

State of California  )
                     )
County of LOS ANGELES)


On OCTOBER 31, 1995 before me, GEORGIA A. THEODOR, Notary Public, personally appeared CAROL WEISS, personally known to me or to be the person, whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                        GEORGIA A. THEODOR

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


Sheppard, Mullin, Richter & Hampton
333 South Hope Street, 48th Floor
Los Angeles, California 90071-1448
Attn:  James A. Lonergan, Esq.


LOAN NO.:  7 501 241


                   ASSIGNMENT OF LESSOR'S INTEREST
                              IN LEASES


      THIS ASSIGNMENT OF LESSOR'S INTEREST IN LEASES (this "Assignment") is made as of October 30, 1995, by JMB ENCINO PARTNERSHIP, a California partnership having offices at 900 N. Michigan Avenue, Chicago, Illinois ("Assignor"), in favor of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having offices at 2029 Century Park East, Suite 3700, Los Angeles, California 90067 ("Assignee"), for the benefit and protection of Assignee as beneficiary under that certain Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing dated as of November 2, 1987, executed by Assignor in favor of Assignee, which is being amended by a First Amendment to Deed of Trust of even date herewith (as so amended, the "Deed of Trust") encumbering that certain real property, together with any improvements now or at any time located thereon, located in the City of Los Angeles, County of Los Angeles, State of California (the "Property"), and more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference and for the benefit and protection of Assignee as payee and holder of that certain Fixed Monthly Payment Note, Including Interest, Secured by Deed of Trust, dated November 2, 1987, executed by Assignor, as maker, to and for the benefit of Assignee, as holder, in the original principal amount of Thirty Million Dollars ($30,000,000.00), which is being amended and restated pursuant to an Amended and Restated Promissory Note of even date herewith executed by Assignor and Assignee in the reduced principal amount of $24, 970, 148.38 to reflect a principal paydown by Assignor, and all modifications, renewals or extensions thereof (the "Note").

                        W I T N E S S E T H:

      FOR VALUE RECEIVED, Assignor does hereby irrevocably and absolutely SELL, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee any and all leasehold interests, including Subleases and tenancies following attornment, now or hereafter affecting or covering any part of the Property, including, without limitation, those leases described in EXHIBIT B attached hereto (collectively, the "Leases").

      TOGETHER, with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Assignor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from deficiency rents and liquidated damages following default, including, without limitation, all security and other deposits now or hereafter held by Assignor, and all proceeds payable under any policy of insurance covering loss of rents or other income from the Property, together with any and all rights and claims of any kind that Assignor may have against lessees under the Leases or any subtenants or occupants of the Property, or any part thereof (all such moneys, rights and claims described in this paragraph being hereinafter called the "Receipts").

      SUBJECT, however, to a license hereby granted by Assignee to Assignor, but limited as hereinafter provided, to collect and receive the Receipts.

      ASSIGNOR REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

      1. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants that, except as otherwise set forth in a rent roll delivered to Assignee within 30 days prior to the recording of this Assignment: (i) Assignor is the owner of the Property, and has good title to the Leases and Receipts and full and complete right to assign the same; (ii) no other Person (as hereinafter defined) has any right, title or interest in the Leases or Receipts; (iii) Assignor has duly and punctually performed all and singular the material obligations, terms, covenants, conditions and warranties of the Major Leases (as defined below) on Assignor's part to be kept, observed and performed; (iv) Assignor has not previously sold, assigned, transferred, mortgaged or pledged the Leases or the Receipts, whether now due or hereafter to become due; (v) no Receipts for any period of more than thirty (30) days subsequent to the date hereof have been collected, nor has payment of any of same been otherwise discharged or compromised; (vi) the lessees under the Leases ("Lessees") are not in material default of any of the terms thereof and, to Assignor's actual knowledge, do not have any defense, set-off or counter claim against Assignor thereunder; (vii) the Leases are in full force and effect, are valid and enforced in accordance with their terms, and have not been modified, amended or altered, whether in writing or orally, except as otherwise disclosed to Assignee in writing;
(viii) there are no unextinguished material rent concessions, abatements or other inducements relating to the

Leases, and no Lessee has any option or right to acquire any interest in the Property; and (ix) the rent roll delivered to Assignee in connection with the funding of the Loan discloses all currently existing Leases and is complete, accurate and true in all material respects. As used herein, the term "Person" shall mean and refer to any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity. As used herein, the term "Major Lease" shall mean and refer to any single Lease covering more than 5000 square feet of rentable area. As used herein, the term "actual knowledge of Assignor" means the present actual knowledge of Mr. K. Jay Weaver and Andrea Backman, without investigation or inquiry, and Assignor represents and warrants to Assignee that (a) the foregoing persons are the officers or employees of Assignor who are likely to have, in Assignor's good faith belief, any material knowledge of the Property, and
(b) Andrea Backman is the portfolio manager for the Property and is one person who is primarily responsible for administering Assignor's interest in the Property.

      2. AFFIRMATIVE COVENANTS. Assignor shall: (i) observe, perform and discharge, duly and punctually, all and singular the obligations, terms, covenants, conditions and warranties of the Major Leases, on the part of Assignor to be kept, observed and performed, and give prompt notice to Assignee of any failure on the part of Assignor to observe, perform and discharge the same; (ii) direct the Lessees to deliver all rents and other payments due under the Leases to Assignee upon written request of Assignee which states that an Event of Default has occurred and without further action of Assignor; (iii) upon request of Assignee, notify Lessees in writing of this Assignment and that any security deposit, or other deposits heretofore delivered to Assignor have been retained by Assignor or assigned and delivered to Assignee, as the case may be; (iv) use reasonable efforts to enforce or secure in the name of Assignee the performance of each and every obligation, term, covenant, condition and agreement of the major Leases to be performed by Lessees; (v) to the extent reasonable under the circumstances, appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Leases or the obligations, duties, or liabilities of Assignor and Lessees thereunder; and
(vi) upon request by Assignee subsequent to an Event of Default, to do so in the name and on behalf of Assignee but at the expense of Assignor, and to pay all costs and expenses of Assignee, including, without limitation, reasonable attorneys' fees.

      3. NEGATIVE COVENANTS. Assignor shall not, without the prior written consent of Assignee: (i) lease any part of the Property or renew or extend any of the Leases; (ii) terminate, amend, modify or alter in any material manner any of the Leases, or waive, excuse, condone, discount, set off, compromise, or in any material manner release or discharge (collectively, "Waiver or Discharge") Lessees from any material obligations, covenants, conditions or agreements by such Lessees to be kept, or accept or consent to any surrender of Leases; (iii) receive or collect any receipts for a period of more than one month in advance (whether in costs or by promissory note or otherwise); (iv) further assign the Leases or pledge, transfer, mortgage or otherwise encumber or assign future payments of Receipts; (v) commence an action of ejectment or summary proceedings for dispossession of the Lessees under any of the leases; (vi) consent to any material modification of the express purposes for which the Property has been leased; or (vii) consent to any subletting of the Property or any part thereof, or to any assignment of the Leases by lessees thereunder or to any assignment or further subletting by any sublessees. Notwithstanding the foregoing, Assignor may do the following with respect to the Lease, including without limitation any new leases affecting the Property, without obtaining Assignee's prior written consent:

           (a) Terminate or otherwise enforce the provisions of any Lease so long as the Lessee under such Lease leases not more than 5000 rentable square feet of the Property, and provided that such Lessee is in default under such Lease;

           (b) Enter into any amendment, modification or alteration of any Lease, or consent to the assignment or subletting of any Lease, or cause or permit any Waiver or Discharge, so long as the Lessee under such Lease leases not more than 5000 rentable square feet of the Property, provided that such amendment, modification, alteration, assignment, subletting Waiver or Discharge does not (i) substantially increase the obligations of the landlord by providing non-market inducements to the Lessee, (ii) decrease or accelerate the rent under such Lease, or (iii) decrease the term of such Lease; and

           (c) Enter into new bona fide arms-length leases (or renew existing Leases) with third-party tenants for premises of 5000 rentable square feet or less, provided such leases (i) are on Assignor's standard form lease approved by Assignee, with no modifications that substantially increase the obligations of the landlord, (ii) have minimum terms of not less than 12 months, (iii) provide for the tenant to pay gross rent in monthly payments, (iv) require the tenant to pay gross rent in monthly payments, (iv) require the tenant to pay for all non-structural repairs to the leased premises as well as the tenant's pro rata share of all operating expenses, utilities, taxes, insurance costs and common area maintenance costs in excess of the amount of all such costs for the base year; provided that nothing in this clause (iv) shall prohibit Assignor from agreeing to provide tenant improvements at the commencement of the term consistent with the terms of comparable leases in the area, and (iv) have minimum base rents of not less than $1.75 per rentable square foot per month.

In any case in which Assignee's consent is required pursuant to this
Section 3, such consent shall not be unreasonably withheld or delayed and shall be deemed given unless objections in reasonable detail are given to Assignor within ten (10) business days following Assignee's receipt of (i) written request for such consent, and (ii) all pertinent information relating to the Lease or proposed lease in question, including, without limitation, copies of the proposed amendment or new lease, if applicable.

      4. DEFAULT AND REMEDIES. In the event any representation or warranty herein of Assignor shall be found to be untrue when made or in the event Assignor shall default in the payment of any Indebtedness (as hereinafter defined) or in the observance or performance of any other Obligation (as hereinafter defined), after the expiration of all applicable grace or cure periods, if any, set forth in the Deed of Trust, then, in each such instance, the same shall constitute an "Event of Default" hereunder and under the Loan Documents (as defined in the Deed of Trust), thereby entitling Assignee to declare all Indebtedness immediately due and payable and to exercise any and all of the rights and remedies provided thereunder and hereunder as well as by law or in equity. Specifically, but without limiting the generality of the foregoing, upon or at any time after the occurrence of an Event of Default, Assignee, at its option, shall have the complete right, power and authority to exercise and enforce any or all of the following rights and remedies:

      (i) to terminate and revoke the license granted to Assignor hereunder and collect the Receipts, and without taking possession of the Property, in Assignee's own name, to demand, collect, receive, sue for, attach and levy the Receipts, to give proper receipts, releases and acquittance therefor, and after deducting all reasonably necessary and proper costs and expenses of operation and collection, as determined in Assignee's sole judgment, and including reasonable attorneys' fees, to apply the net proceeds thereof, together with any funds of Assignor deposited with Assignee, upon the Indebtedness and in such order as Assignee may determine in its sole discretion; and

      (ii) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, by the Trustee under the Deed of Trust, or by a receiver appointed by a court of competent jurisdiction, and irrespective of Assignor's possession, to enter upon, take possession of, manage and operate the Property, or any part thereof or interest therein, make, modify, enforce, cancel or accept surrender of, any of the Leases, remove and evict any Lessee, increase or decrease rents under any of the Leases, clean and repair any premises under any of the Leases, and otherwise do any act or incur any costs or expenses as Assignee deems necessary or proper to protect the rights of Assignee therein, as fully and to the same extent as Assignor could do if in possession, and in such event to apply the Receipts so collected to the operation and management of the Property, in such order as the Assignee shall deem proper in its sole discretion, including payment of reasonable management, brokerage and attorneys' fees, payment of the Indebtedness and maintenance, without interest (unless interest is actually earned on those reserves, and then only to the extent of interest earned), of reserves for replacements. In no event, however, shall Assignee (nor any successor or assignee of Assignee) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Assignor to third parties pursuant to the foregoing. Any document, agreement or instrument executed by Assignee with or for the benefit of a third party pursuant to this Paragraph shall be deemed to include the limitations on the personal liability of Assignor set forth in Paragraph 32 of the Deed of Trust.

Collection of Receipts hereunder, and application thereof as specified above, and/or the entry upon and taking possession of the Property, or any part thereof or interest therein, shall not cure or waive any default or waive, modify or affect any notice of default under any Loan Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Assignee, once exercised, shall continue for so long as Assignee shall elect. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent Event of Default. A demand upon any Lessee made by Assignee for payment of Receipts by reason of any Event of Default claimed by Assignee hereunder or under any other Loan Documents shall be sufficient to warrant to said Lessee to make future payments of all Receipts to Assignee without the necessity for further consent by Assignor.

      As used herein, the term "Indebtedness" shall mean and refer to the principal of and all other amounts, payments and premiums due under the Note and any extensions or renewals thereof (including extensions or renewals at a different rate of interest, whether or not evidenced by a new or additional promissory note or notes), and additional advances under, evidenced by and/or secured by the Loan Documents, plus interest on all such amounts incurred pursuant to the terms of the Loan Documents. As used herein, the term "Obligations" shall mean and refer to any and all of the covenants, promises and other obligations (including the Indebtedness) made or owing by Assignor to or due Assignee under and/or as set forth in the Loan Documents.

      5. GRANT OF LICENSE TO ASSIGNOR. So long as there shall exist no Event of Default which remains uncured, Assignor shall have the right under a license granted hereby (but limited as provided in this paragraph) to collect, but not more than 30-days in advance, all Receipts. Assignor shall receive such Receipts and shall apply the same to the payment of taxes and assessments upon the Property before penalty or interest are due thereon (or the establishment of reserves for the payment thereof), to the cost of such insurance and of such maintenance and repairs as is required by the terms of the Deed of Trust, to the satisfaction of all obligations under the Leases, and to the payment of the Indebtedness before using any part of the Receipts for any other purpose.

      6. POWER OF ATTORNEY. Effective automatically upon the occurrence of an Event of Default and continuously thereafter, and without the necessity of the execution of any further documents or instruments, Assignor hereby constitutes and appoints Assignee as Assignor's true and lawful attorney, coupled with an interest, in the name, place and stead of Assignor (i) to collect, demand, sue for, attach, levy, recover and receive all Receipts due and payable by Lessees pursuant to the Leases and to give proper notices, receipts, releases and acquittance therefor and after deducting expenses of collection, to apply the net proceeds as a credit upon any portion, as selected by Assignee, of the Indebtedness, notwithstanding that the amount owing thereunder may not then be due and payable or that the Indebtedness is adequately secured, and Assignor does hereby authorize and direct such Lessees to deliver such payment to Assignee in accordance with the foregoing; and (ii) to subject and subordinate at any time and from time to time, the Leases, to the lien of the Deed of Trust or any other Loan Documents or any other mortgage or deed of trust on or to any ground lease of the Property or to request or require such subordination, where such reservation, option or authority was reserved under the Leases to the Assignor, or in any case, where the Assignor otherwise would have the right, power or privilege so to do. Assignor hereby ramifies and confirms all acts that Assignee shall do or cause to be done by virtue of the powers granted hereby and warrants that the Assignor has not, on or at any time prior to the date hereof, exercised any such right of subordination under clause (ii) above and covenants not to exercise any such right except as may be required by Assignee. The power of attorney hereunder granted is irrevocable and continuing, shall survive the insolvency or dissolution of Assignor, and such rights, powers and privileges shall be exclusive in Assignee, its successors and assigns so long as any part of the Indebtedness shall remain unpaid. In no event, however, shall Assignee (nor any successor or assignee of Assignee) execute any document, agreement or instrument which purports to create, or take any action with the specific intent to create, any personal liability of Assignor to third parties pursuant to the foregoing power of attorney.

      7. INDEMNITY. Except for those matters which are finally adjudicated by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of Assignee or any of Assignee's agents, Assignor shall indemnify, defend, protect and hold Assignee harmless from and against any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees) that Assignee incurs under or by reason of this Assignment, for any action taken by Assignee hereunder in accordance with the terms hereof, or the enforcement of this Assignment, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Assignee arising out of the Leases, including any claim by any Lessees of credit from rental paid to and received by Assignor. If Assignee incurs any such liability, loss, cost, damage or expense, the amount thereof with interest thereon at the Secondary Interest Rate (as defined in the Note), shall be payable by Assignor immediately upon demand, shall be secured by the Deed of Trust, and shall be part of the Indebtedness; provided that if such amounts are paid within five business days after such demand, such amounts shall instead bear interest at the Interest Rate (as defined in the Note) in lieu of the Secondary Interest Rate.

      8. NO WAIVER. The failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment for any period of time, or at any time or times, shall not be construed or deemed to be a waiver of any such right, and nothing herein contained, nor anything done or omitted to be done by Assignee pursuant hereto, shall be deemed a waiver by Assignee of any of its rights and remedies under the Loan Documents, or under any applicable laws. The rights of Assignee to collect the Indebtedness and to enforce any security therefor may be exercised by Assignee, either prior to, simultaneously with, or subsequent to, any action taken hereunder.

      9. NO MERGER. So long as any of the Indebtedness shall remain unpaid, unless Assignee shall otherwise consent in writing, the leasehold estates and the subleasehold estates on the Property, if any, shall not merge, but shall always be kept separate and distinct, notwithstanding the union of said estates either in Assignor or in any Lessees or in a third party, by purchase or otherwise.

      10. NO MORTGAGEE IN POSSESSION; NO OTHER LIABILITY. The acceptance by Assignee of this Assignment, with all of the rights, power, privileges and authority so created, shall not, prior to entry upon and taking of possession of the Property by Assignee, be deemed or construed to (i) constitute Assignee a mortgagee in possession nor thereafter or at any time or in any event obligate Assignee to appear in or defend any action or proceeding relating to the Leases or to the Property, (ii) require Assignee to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases, or (iii) require Assignee to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by Lessees and not assigned and delivered to Assignee. Assignee shall not be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property.

      11. PAYMENT OF INDEBTEDNESS. Upon payment in full of all of the Indebtedness, this Assignment shall become and be void and of no effect, but the affidavit, certificate, letter or statement of any officer of Assignee showing any part of said Indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any Person may and is hereby authorized to rely thereon.

      12. NOTICES. All notices, demands or documents of any kind that Assignee or Assignor may be required or may desire to serve shall be served in the manner provided in the Deed of Trust.

      13. SUCCESSORS AND ASSIGNS; GENDER. The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property, and all subsequent holders of the Note and the Deed of Trust, subject in all events to the provisions of the Deed of Trust regarding transfers of the Property by Assignor. In this Assignment, whenever the context so requires, the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural and conversely in each case. If there is more than one party constituting Assignor, all obligations of each Assignor hereunder shall be joint and several.

      14. SEVERABILITY. If any term, provision, covenant or condition hereof or any application thereof should be held unenforceable, in whole or in part, all terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.



      15. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

      16. EXPENSES. Assignor shall pay on demand all reasonable costs and expenses incurred by Assignee in connection with the review of Leases prior to the date of this Assignment or the preparation and negotiation of any subordination, nondisturbance and attornment agreements requested by tenants, including the reasonable fees and disbursements of Assignee's outside counsel.

      17. ABSOLUTE ASSIGNMENT. Notwithstanding anything contained herein to the contrary, this Assignment is intended by Assignor and Assignee to create and shall be construed to create an absolute assignment by Assignor to Assignee of all of Assignor's right, title and interest in the Leases and Receipts and shall not be deemed to create a security interest therein.

Assignor and Assignee further agree that, during the term of this Assignment, the Leases and Receipts shall not constitute property of Assignor (or of any estate of Assignor) within the meaning of 11 U.S.C.
Section 541, as amended from time to time.

      18.  LIMITATION ON PERSONAL LIABILITY.

           (a) Except as expressly set forth in paragraph 18(b) below, the recourse of Assignee with respect to the obligations evidenced by the Note or set forth in any Loan Document shall be solely to any and all security therefor (the "Collateral") and, accordingly, except as expressly set forth in Paragraph 18(b) below, the obligations evidenced by the Note or set forth in the Loan Documents are non-recourse to anything other than the Collateral.

           (b) Notwithstanding anything to the contrary contained in this Assignment or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Assignee:

           (i) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Assignee's foreclosure on the Collateral or any portion thereof;

           (ii) to recover from Assignor damages or costs (including without limitation reasonable attorneys' fees) incurred by Assignee as a result of intentional waste of the Collateral by Assignor;

           (iii) to recover from Assignor any condemnation or insurance proceeds attributable to the Collateral received by Assignor which were not paid to Assignee or used to restore the Collateral in accordance with the terms of the Deed of Trust;

           (iv) to recover from Assignor any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Collateral collected by or for Assignor following an Event of Default and not properly applied to the reasonable fixed and operating expenses and other proper expenses of ownership of the Collateral, including payments of the Loan;

           (v) to recover from Assignor any loss or damage suffered by Assignee by reason of the Collateral being transferred in violation of
Section 38.9 of the Deed of Trust and such transfer results in the Loan being a non-exempt prohibited transaction under ERISA; and in such case, Assignor fails to unwind or reverse the sale, conveyance, assignment, disposition or transfer within thirty (30) days following written notice from Assignee;

           (vi) to exercise any other specific rights or remedies afforded Assignee under any provisions of the Loan Documents or at law or in equity provided that this clause (vi) shall not permit Assignee to pursue any action for a deficiency after a foreclosure or seek any other recovery based on personal liability except to the extent that Assignor may have personal liability under a provision of this Section 18(b) other than this clause 18(b) (vi);

           (vii) to recover under that certain Guaranty of Payment dated October 29, 1987, executed by Encino Plaza in favor of Assignee;

           (viii) to pursue any personal liability of Assignor under the Remediation and Indemnification Agreement (as defined in the Deed of Trust);

           (ix) to recover from Assignor damages or costs incurred by Assignee as a result of any breach or violation of paragraph 27 of the Deed of Trust (provided that in a case where Assignor demonstrates to the sole satisfaction of Assignee that such sale, conveyance, assignment or transfer shall have been unintentional, Assignor shall have thirty (30) days following written notice from Assignee to unwind or reverse the sale, conveyance, assignment or transfer); and

           (x) to recover from maker damages or costs incurred by Assignee as a result of any actionable fraud or intentional misrepresentation by Assignor in connection with the Collateral, the Loan Documents or the Loan.

      (c) The agreement contained in this Paragraph 18 to limit the personal liability of Assignor shall become null and void and of no further force or effect in the event that the Collateral or any part thereof or any interest therein shall be further encumbered by a voluntary lien securing any obligation upon which Assignor shall be personally liable for repayment but only to the extent of the dollar amount that Assignor is personally liable with respect to the additional encumbrance (provided, however, a letter of credit given to such subordinate mortgagee as additional collateral shall not cause the obligation secured thereby to be deemed recourse and provided further that this clause (c) shall not apply to liability which is recourse only under one or more conditions substantially similar to Section 18 (b) and (c) of this Assignment unless recourse liability actually occurs under said voluntary lien);

      (d) Notwithstanding anything to the contrary contained herein, Assignee's recourse shall be limited to the assets owned by Encino Plaza, JMB Income Properties, Ltd. - XII, an Illinois limited partnership, and/or JMB Income Properties, Ltd. - XIII, an Illinois limited partnership. Without limitation on the preceding sentence, in no event shall any of JMB Realty Corporation, a Delaware corporation ("JMB Corp."), Income Partners-XII, an Illinois limited partnership, Income Associates-XII, an Illinois limited partnership, Income Associates-XIII, an Illinois general partnership, JMB Properties-XIII, Inc., an Illinois corporation, or any other person or entity which is now or hereafter a partner in JMB Income Properties, Ltd.-XII or JMB Income Properties, Ltd.-XIII, or any officer, employee or director of any of them, have any personal liability, directly or in connection with this Assignment or any other document or instrument evidencing, securing or executed in connection with the Loan.

      For purposes of the Assignment and the Loan Documents, neither the negative capital account of any constituent partner and Assignor, nor any obligation of any constituent partner and Assignor, to restore a negative capital account or to contribute capital to Assignor,or to other constituent partners and Assignor, shall be deemed at any time to be the property or an asset of Assignor, or any such other constituent partner (and neither Assignee nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute).

As used herein, a constituent partner in Assignor means a partner in Assignor or in any partnership that has a direct or indirect interest (through one or more partnerships) in Assignor.

      19. PRIORITY OF LEASES. NOTICE OF THE FOLLOWING IS HEREBY GIVEN TO ALL TENANTS EXECUTING A LEASE AFFECTING THE PROPERTY, EACH OF WHICH SHALL BE ON NOTICE OF, BOUND BY AND SUBJECT TO THE TERMS OF THIS PARAGRAPH 19:

           19.1 Anything to the contrary in any Lease notwithstanding, Assignee shall have the right, but not the obligation, to change the priority of that Lease and the lien of the Deed of Trust from time to time by one or more unilateral notices to the tenant that (a) the lien of the Deed of Trust shall be subordinate to such Lease, or (b) the Lease shall be subordinate to the Deed of Trust.

           19.2 Upon written request of Assignee, every tenant under a Lease receiving such request shall execute and deliver to Assignee within the time period specified in that written request (but no sooner than 10 business days after such request) a written agreement in a form reasonably acceptable to Assignee and such tenant which provides the following: (a) upon the foreclosure of the Deed of Trust such tenant shall attorn to the purchaser of the Property at the foreclosure sale, and (b) the foreclosure of the Deed of Trust shall not disturb or result in the cancellation or termination of that tenant's Lease; provided, however, that Tenant shall not be bound to any such agreement unless or until Assignee executes and delivers the same to such Tenant. Assignor shall not be in default under this Assignment for a tenant's failure to deliver such agreement, provided Assignor has used reasonable efforts to obtain such agreement from such tenant. Assignee has no obligation to deliver such a request to any tenant.

           19.3 Assignee shall have the right to elect to be a third party beneficiary of any attornment provisions contained in any Lease. Anything to the contrary in any Lease notwithstanding, no election by Assignor under any Lease or otherwise to alter the relative priority of that Lease and the Deed of Trust shall be effective unless Assignee shall have consented thereto in writing.

      IN WITNESS WHEREOF, this Assignment of Lessor's Interest in Leases has been duly executed by Assignor the day and year first above written.

                      ASSIGNOR:

                      JMB ENCINO PARTNERSHIP,
                      a California general partnership

                      By:  JMB FIRST FINANCIAL ASSOCIATES
                           Its general partner

                           By:   JMB INCOME PROPERTIES, LTD. - XII
                                 Its general partner, and

                              By:     JMB REALTY CORPORATION
                                      Its general partner


                                 By:

                                      K. Jay Weaver
                                      (PRINTED NAME AND TITLE)

                    DESCRIPTION OF REAL PROPERTY


      All that certain real property located in the County of Los Angeles, State of California, described as follows:

PARCEL 1:

THAT PORTION OF LOT 6, BLOCK 9 OF TRACT NO. 2955, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT; THENCE SOUTH 0 DEGREES 3 MINUTES 30 SECONDS EAST ALONG THE EASTERLY LINE OF SAID LOT 180.98 FEET, MORE OR LESS, TO A POINT DISTANT NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST 68 FEET FROM THE NORTHEAST CORNER OF THE LAND DESCRIBED IN DEED TO CHARLES LEONARD MURDOCK, RECORDED IN BOOK 19353 PAGE 263, OFFICIAL RECORDS; THENCE PARALLEL WITH THE NORTHEASTERLY LINE OF SAID LAND OF MURDOCK SOUTH 75 DEGREES 29 MINUTES 30 SECONDS WEST 196.55 FEET TO A LINE BEARING SOUTH 14 DEGREES 30 MINUTES 30 SECONDS WEST FROM A POINT THAT IS NORTH 52 DEGREES 13 MINUTES 30 SECONDS EAST 412 FEET; MEASURED ALONG THE NORTHWEST LINE OF SAID LOT FROM THE MOST WESTERLY CORNER OF SAID LOT; THENCE NORTH 14 DEGREES 30 MINUTES 30 SECONDS EAST TO SAID NORTHWESTERLY LINE; THENCE ALONG THE BOUNDARY OF SAID LOT, NORTHEASTERLY, EASTERLY AND SOUTHEASTERLY TO THE POINT OF BEGINNING.

PARCEL 2:

THAT PORTION OF LOT 6, BLOCK 9 OF TRACT NO. 2955, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHWESTERLY LINE OF SAID LOT THAT IS DISTANT NORTH 52 DEGREES 13 MINUTES 30 SECONDS EAST 412 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT 6; THENCE ALONG SAID NORTHWESTERLY LINE SOUTH 52 DEGREES 13 MINUTES 30 SECONDS WEST 242 FEET TO THE MOST NORTHERLY CORNER OF THE LAND DESCRIBED IN THE DEED TO CHARLES LEONARD MURDOCK, RECORDED IN BOOK 19353 PAGE 263 OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LAND OF MURDOCK SOUTH
















                              EXHIBIT A
                             PAGE 1 OF 3



75 DEGREES 29 MINUTES 30 SECONDS EAST 361.69 FEET TO THE EAST LINE OF SAID LOT 6; THENCE ALONG SAID EAST LINE NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST 68.00 FEET; THENCE PARALLEL WITH THE NORTHEASTERLY LINE OF SAID LAND OF MURDOCK, NORTH 75 DEGREES 29 MINUTES 30 SECONDS WEST 196.55 FEET TO A LINE BEGINNING SOUTH 14 DESCRIBED 30 MINUTES 30 SECONDS WEST FROM THE POINT OF BEGINNING; THENCE ALONG SAID LINE NORTH 14 DEGREES 30 MINUTES 30 SECONDS EAST 125.62 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

THAT PORTION OF LOT 6, BLOCK 9 OF TRACT NO. 2955, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT DISTANT ALONG SAID LINE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST 276.85 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 85.72 FEET; THENCE NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 39.54 FEET; THENCE NORTH 77 DEGREES 14 MINUTES 10 SECONDS WEST 181.04 FEET TO THE NORTHWESTERLY LINE OF SAID LOT; THENCE ALONG SAID NORTHWESTERLY LINE NORTH 52 DEGREES 13 MINUTES 30 SECONDS EAST 75 FEET TO A POINT DISTANT NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE 170 FEET FROM THE MOST WESTERLY CORNER OF SAID LOT; THENCE SOUTH 75 DEGREES 29 MINUTES 30 SECONDS EAST
361.69 FEET TO A POINT IN THE EASTERLY LINE OF SAID LOT DISTANT NORTHERLY ALONG SAID EASTERLY LINE 150 FEET FROM THE SOUTHEASTERLY CORNER OF SAID LOT; THENCE ALONG SAID EASTERLY LINE SOUTH 0 DEGREES 03 MINUTES 30 SECONDS EAST 150 FEET TO SAID SOUTHEASTERLY CORNER; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 226.68 FEET TO THE POINT OF BEGINNING.

PARCEL 4:

THOSE PORTIONS OF LOT 1 AND 4, OF TRACT NO. 34766, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 920 PAGES 31 THROUGH 34 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THOSE PORTIONS OF LOT 5 IN BLOCK 9 OF TRACT NO. 2955, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 31 PAGES 62 THROUGH 70 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:
















                              EXHIBIT A
                             PAGE 2 OF 3



BEGINNING AT THE MOST WESTERLY TERMINUS OF THAT CERTAIN NORTHERLY LINE OF SAID LOT 4 SHOWN ON THE MAP OF SAID TRACT NO. 34766 AS HAVING A BEARING AND LENGTH OF NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 250.00 FEET; THENCE SOUTH 0 DEGREES 03 MINUTES 30 SECONDS EAST ALONG THE WESTERLY LINE OF SAID LOT 4 A DISTANCE OF 99.93 FEET; THENCE SOUTH 74 DEGREES 17 MINUTES 53 SECONDS EAST 4.98 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST
75.30 FEET TO A LINE THAT IS PARALLEL WITH AND DISTANT 20.28 FEET SOUTHERLY MEASURED AT RIGHT ANGLES FROM THE ABOVE MENTIONED NORTHERLY LINE OF SAID LOT 4; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST ALONG SAID PARALLEL LINE 18.00 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 20.28 FEET TO SAID NORTHERLY LINE OF LOT 4; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST ALONG SAID NORTHERLY LINE 110.0 FEET; THENCE SOUTH 15 DEGREES 43 MINUTES 30 SECONDS WEST 20.28 FEET TO SAID LAST MENTIONED PARALLEL LINE; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST ALONG SAID PARALLEL LINE 95.73 FEET TO THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF SAID LOT 4 OF TRACT NO. 34766, THENCE ALONG SAID PROLONGATION NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST 160.29 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1 OF TRACT NO. 34766; THENCE ALONG THE PROLONGATION OF THE SOUTHERLY LINE OF LOT 1 OF SAID TRACT NO. 34766 NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST 27.31 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 63.33 FEET; THENCE SOUTH 74 DEGREES 16 MINUTES 30 SECONDS EAST 7.24 FEET; THENCE NORTH 15 DEGREES 43 MINUTES 30 SECONDS EAST 71.39 FEET TO THE NORTHERLY LINE OF LOT 1 OF SAID TRACT NO. 34766; THENCE ALONG SAID LAST MENTIONED NORTHERLY LINE NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST TO THE NORTHWEST CORNER OF LOT 1 OF SAID TRACT NO. 34766; THENCE ALONG THE PROLONGATION OF THE WESTERLY LINE OF LOT 1 OF SAID TRACT NO. 34766 NORTH 0 DEGREES 03 MINUTES 30 SECONDS WEST TO THE NORTHERLY LINE OF LOT 5 IN BLOCK 9 OF SAID TRACT NO. 2955; THENCE ALONG SAID LAST MENTIONED NORTHERLY LINE NORTH 74 DEGREES 16 MINUTES 30 SECONDS WEST TO THE NORTHWEST CORNER OF SAID LOT 5 IN BLOCK 9 OF TRACT NO. 2955; THENCE ALONG THE WESTERLY LINE OF LOT 5 IN BLOCK 9 OF TRACT NO. 2955; SOUTH 0 DEGREES 03 MINUTES 30 SECONDS WEST TO THE POINT OF BEGINNING.

















                              EXHIBIT A
                             PAGE 3 OF 3



                              EXHIBIT B
                       JMB ENCINO PARTNERSHIP

200  PEPPERDINE UNIVERSITY     12/27/86          12/27/96
202  NATIONAL FILM SERVICE     1/1/94            12/31/89
206  JACK CHEGWIDDEN           2/7/94            2/6/97
210  VACANT
211  GUSTIN & RAIKOW           6/1/93            6/31/96
224  BEXY COMMUNICATIONS       2/18/94           2/22/96
230  WORD & BROWN              9/18/89           9/18/96
236  BROTMAN FOUNDATION        6/7/94            6/6/96
244  PVG EQUITY                12/1/96           11/31/00
246  GEORGE MAGIT              6/1/92            6/30/96
248  ROBERT SHAW               10/22/94          9/30/04
260  AAMES HOME LOAN           2/6/93            6/15/96
266  MARK FRIEDMAN,D.D.S.      11/16/83          3/31/93
268  HADASSAH                  6/10/91           6/9/96
300  ELKINS & ELKINS           2/1/89            2/12/01
310  VENTURE PACIFIC           4/20/96           4/19/00
315  MAXICLAIM                 4/19/84           6/22/96
321  VACANT
322  TMC ESCROW                8/16/91           8/16/96
323  BERG & WEXELMAN           11/6/92           11/6/98
326  ZIPPERSTEIN & KANTOR      10/1/86           9/30/96
330  ROBERT & HOLLER           2/15/95           2/14/96
336  HARLAN & ROTHBERG         4/16/87           4/16/97
340  OFFICE OF THE BUILDING
342  VACANT
345  SILVERMAN, DAVID          10/2/87           9/30/97
346  PRINCETON CORP.           3/14/87           3/13/97
360  SHADUR, WEINBERG          2/1/87            1/31/97
361  FREEMAN & GOLDEN          8/1/87            7/31/00
362  HEARTHSTONE ADVISORS      1/1/94            12/31/96
364  HEARTHSTONE ADVISORS      9/1/94            12/31/96
400  FISHMAN, BLOCK            8/22/87           8/31/97
401  VACANT
410  BERK INVESTMENT           6/1/88            2/28/96
411  EZRA & ANTEN              11/1/88           4/30/96
412  COBEN & YOUNG             7/1/93            7/31/96
415  MISCHEL, IOSUE & AKPOVI   2/26/91           12/14/97
500  BENSON,MINKOW,SHAPIRO     7/16/96           7/14/01
501  HABER CORPORATION         10/26/91          10/26/96
506  CLINTON HODGES            4/16/83           4/14/88
507  J. SCHOENBERGER           7/26/96           Mo.to Mo.
510  OSTROM REAL ESTATE        3/15/83           3/14/96
511  BLOCK, KLEIN & COMPANY    1/16/83           1/14/96
515  AMERICAN GRAMAPHONE       2/1/91            1/31/97
600  FIRST FINANCIAL GROUP     9/1/86            8/31/96
605  ECHO ENTERTAINMENT        8/1/83            7/31/96
606  VACANT
610  CHASE                     6/6/92            6/6/97
620  COMM. COLLECTIONS         7/14/91           7/13/97
"A"  BANK OF CALIFORNIA        1/16/87           1/16/97
"B"  ALAN HERZLICH             4/1/92            Mo. to Mo.
"G"  PLAZA CAFE                6/15/88           6/14/98
"I"  FIRST AMERICAN TITLE      3/1/87            2/28/97
"J"  IMPERIAL THRIFT & LOAN    4/1/94            3/31/99
"N"  COAST SAVINGS BANK        1/1/87            12/31/96
"P"  GREAT EXPECTATIONS        8/1/88            8/1/98
"R"  FRED SANDS REALTY         6/1/88            6/31/90
"S"  THE SEELY COMPANY         1/1/94            12/31/96
"M"  VACANT
"X"  VACANT






State of:  Illinois

County of:  Cook

On October 30, 1995 before me, Karen M. Narcissi, Notary Public, personally appeared K. Jay Weaver, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                           Karen M. Narcissi